SCHEDULE 14A INFORMATION

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only(as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Under Rule 14a-11(c) or Rule 14a-12

Southwest Gas Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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Notice of 2004 Annual Meeting of Shareholders and Proxy Statement
SOUTHWEST GAS CORPORATION Annual Meeting 2004 May 6, 2004 – Las Vegas, Nevada

SOUTHWEST GAS CORPORATION

5241 Spring Mountain Road

Las Vegas, Nevada 89150

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be Held Thursday, May 6, 2004

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Southwest Gas Corporation (“Company”) will be held on Thursday, May 6, 2004, at 10:00 a.m. in the convention facilities at the Rio Pavilion Convention Center, Rio All-Suite Casino Resort, 3700 West Flamingo Road, Las Vegas, Nevada, for the following purposes:

(1)	To elect 11 directors of the Company;

(2)	To consider and act upon a proposal to approve the Amended and Restated Management Incentive Plan, as set forth in Appendix A to this Proxy Statement;

(3)	To consider and act upon a proposal to ratify the selection of PricewaterhouseCoopers LLP as independent accountants of the Company; and

(4)	To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has established March 9, 2004, as the record date for the determination of shareholders entitled to vote at the Annual Meeting and to receive notice thereof.

Shareholders are cordially invited to attend the meeting in person. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE VOTE THE ACCOMPANYING PROXY BY TELEPHONE, INTERNET OR MAIL AT YOUR EARLIEST CONVENIENCE. IF YOU MAIL IN YOUR PROXY, PLEASE USE THE ENCLOSED POSTAGE PAID ENVELOPE.

A Copy of the Annual Report to Shareholders for the year ended December 31, 2003, is enclosed.

George C. Biehl
Executive Vice President/Chief Financial Officer
& Corporate Secretary

March 24, 2004

Michael O. Maffie, C.E.O.

March 24, 2004

Dear Shareholder:

You are cordially invited to the Annual Meeting of Shareholders of Southwest Gas Corporation scheduled to be held on Thursday, May 6, 2004, in the convention facilities at the Rio Pavilion Convention Center, Rio All-Suite Casino Resort, 3700 West Flamingo Road, Las Vegas, Nevada, commencing at 10:00 a.m. Your Board of Directors looks forward to greeting personally those shareholders able to attend.

At the meeting you will be asked to consider the election of 11 directors, the approval of the Amended and Restated Management Incentive Plan and the ratification of PricewaterhouseCoopers LLP as the Company’s independent accountants for 2004. Your Board of Directors unanimously recommends that you vote FOR approval of the Amended and Restated Management Incentive Plan and the selection of PricewaterhouseCoopers LLP.

It is important that your shares are represented and voted at the meeting regardless of the number of shares you own and whether or not you plan to attend. Accordingly, we request you vote the accompanying proxy by telephone, internet or mail at your earliest convenience.

Your interest and participation in the affairs of the Company are sincerely appreciated.

Sincerely,

LOCATION OF 2004

SOUTHWEST GAS CORPORATION

ANNUAL MEETING OF SHAREHOLDERS

RIO PAVILION CONVENTION CENTER

Rio All-Suite Casino Resort

3700 West Flamingo Road

Las Vegas, Nevada

SOUTHWEST GAS CORPORATION

5241 Spring Mountain Road • P.O. Box 98510

• Las Vegas, Nevada 89193-8510 •

PROXY STATEMENT

March 24, 2004

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Southwest Gas Corporation (the “Company”) of proxies representing the common stock of the Company (the “Common Stock”) to be voted at the Annual Meeting of Shareholders of the Company to be held on May 6, 2004, in the convention facilities at the Rio Pavilion Convention Center, Rio All-Suite Casino Resort, 3700 West Flamingo Road, Las Vegas, Nevada, commencing at 10:00 a.m. and at any adjournment thereof. This Proxy Statement and accompanying proxy card are first being mailed to shareholders on or about March 24, 2004.

A form of proxy is enclosed for your use. The Company will acknowledge revocation of any proxy upon request of the record holder made in person or in writing prior to the exercise of the proxy, or upon receipt of a valid proxy bearing a later date. Delivery of a revocation or valid proxy bearing a later date shall be made to the Corporate Secretary of the Company. If a shareholder executes two or more proxies with respect to the same shares, the proxy bearing the most recent date will be honored if otherwise valid. All shares represented by valid proxies will be voted at the Annual Meeting. Where a shareholder specifies by means of the proxy a choice with respect to any matter to be acted upon, his or her shares will be voted in accordance with each specification so made.

The entire cost of soliciting proxies will be paid by the Company. In following up on the original mail solicitation of proxies, the Company will make arrangements with brokerage houses and other custodians, nominees, and fiduciaries to send proxies and proxy materials to the beneficial owners of Common Stock and will reimburse them for their expenses in so doing. Under an agreement with the Company, Morrow & Co. will assist in obtaining proxies from certain larger and other shareholders at an estimated cost of $5,500 plus certain expenses.

The total number of shares of Common Stock outstanding at the close of business on March 9, 2004 (the “Record Date”) was 34,517,481. Only holders of Common Stock on the Record Date are entitled to notice of and to vote at the Annual Meeting. The Company will appoint either one or three inspectors of election in advance of the meeting to tabulate votes, to ascertain whether a quorum is present, and to determine the voting results on all matters presented to shareholders. A majority of all shares of Common Stock entitled to vote, represented in person or by proxy, constitutes a quorum. Abstentions and broker non-votes are each included in the determination of the number of shares present; however, they are not counted for the purpose of determining the election of each nominee for director and are not counted for approval of the Amended and Restated Management Incentive Plan or as an affirmative vote for the ratification of PricewaterhouseCoopers LLP as the Company’s independent accountants.

Each share of Common Stock is entitled to one vote. Shareholders have cumulative voting rights with respect to the election of directors, if certain conditions are met. Any shareholder otherwise entitled to vote may cumulate his or her votes for a candidate or candidates placed in nomination at the meeting if, prior to the voting, he or she has given notice at the meeting that he or she intends to cumulate his or her votes. A shareholder electing to cumulate his or her votes may cast as many votes as there are directors to be elected, multiplied by the number of shares of Common Stock standing in his or her name on the books of the Company at the close of business on the Record Date. A shareholder may cast all of his or her votes for one candidate or allocate them among two or more candidates in any manner he or she chooses. If any one shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination.

The persons named in the proxies solicited by the Board of Directors (the “Board”), unless otherwise instructed, intend to vote the shares represented by such proxies:

*	FOR ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent accountants;

*	FOR approval of the Amended and Restated Management Incentive Plan; and

*	In the case of the election of directors, equally FOR each of the 11 candidates for director named in this Proxy Statement. HOWEVER, if sufficient numbers of shareholders exercise cumulative voting rights to elect one or more other candidates, the management proxies will (i) determine the number of directors they are entitled to elect, (ii) select such number from among the named candidates, (iii) cumulate their votes, and (iv) cast their votes for each candidate among the number they are entitled to elect.

GOVERNANCE OF THE COMPANY

Board of Directors

Under the provisions of the California Corporations Code and the Company’s Bylaws, the Company’s business, property and affairs are managed by or under the direction of the Board. Members of the Board are kept informed of the Company’s business through discussions with the Chief Executive Officer and other officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees. Currently, there are 12 members of the Board. On March 2, 2004, the Board approved an amendment to the Company’s Bylaws, effective May 6, 2004, reducing the number of Company directors from 12 to 11.

The Board has determined that all of the directors and director nominees other than Messrs. Biehl and Maffie have no material relationships with the Company and are “independent.” In making this determination, the Board has limited the definition of “material relationship” for all directors to criteria listed in Section 303A of the Listing Rules of the New York Stock Exchange (NYSE). For directors serving on the Audit Committee, the definition of “material relationship” also includes the criteria listed in Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 303.01 of the Listing Rules of the NYSE. For directors serving on the Compensation Committee, the definition of “material relationships” also includes the criteria listed in Section 16(b) of the Exchange Act and Section 162(m) of the Internal Revenue Code. The Board based these determinations primarily on a review of the responses of the directors and executive officers to questions regarding employment and compensation history, affiliations and family relationships and on discussions with directors.

Regular meetings of the Board are scheduled for the third Tuesday of January, July, and September; the first Tuesday of March and December; and the Wednesday before the Annual Meeting in May. An organizational meeting is also held immediately following the Annual Meeting of Shareholders. The Board held six regular meetings, one special meeting (which was telephonic), and one organizational meeting in 2003. Each incumbent director attended more than 75 percent of the meetings of the Board and committees on which he or she served during 2003. At least quarterly, the “independent” directors meet in executive session without members of management. These sessions are presided over by the Chairman of the Board (the “Presiding Director.”)

Committees of the Board

The permanent committees of the Board consist of Executive, Audit, Compensation, Finance, Nominating and Corporate Governance, and Pension Plan Investment. Each committee has established responsibilities, while Audit, Compensation, and Nominating and Corporate Governance have detailed charters designed to satisfy the Listing Rules of the NYSE.

The Executive Committee meets, if necessary, to consider corporate policy matters requiring timely action and recommend other matters for consideration and action by the Board. The committee consists of directors Hartley (Chairman), Cortez, Jager, Judd, Kropid, and Maffie.

The Audit Committee, whose functions are discussed here and below under the captions “Selection of Independent Accountants” and “Audit Committee Report,” consists of directors Gunning (Chairman), Feldman, Hanneman, Hartley, Judd, and Wright. The committee meets periodically with management to consider, among other things, the adequacy of the Company’s internal controls and financial reporting process. It also discusses these matters with the Company’s independent accountants, internal auditors and Company financial personnel. The Board has determined that director Hartley is an “audit committee financial expert,” as the term is defined in Item 401(h) of Regulation S-K under the Exchange Act.

The Compensation Committee makes recommendations to the Board on such matters as directors’ fees and benefit programs, executive compensation and benefits, and compensation and benefits for all other Company employees. The committee is also responsible for the “Executive Compensation Report” and related disclosures contained in this Proxy Statement. The committee consists of directors Judd (Chairman), Cortez, Hanneman, Hartley, Kropid, and Sparks.

The Finance Committee reviews and makes recommendations to the Board regarding the financial policies, plans, and procedures for the Company and the financial implications of proposed corporate actions. Its responsibilities include reviewing strategies and recommendations with respect to financing programs, dividend reinvestment and stock purchase programs, and capital structure goals. The committee consists of directors Sparks (Chairperson), Biehl, Feldman, Gunning, and Jager.

The Nominating and Corporate Governance Committee makes recommendations to the Board regarding nominees to be proposed by the Board for election as directors, evaluates the size, composition, organization, processes, and practices of the Board and Board committees, and establishes the criteria for the selection of directors. The committee will consider written suggestions from shareholders regarding potential nominees for election as directors. The process for selecting directors is addressed in more detail below under the caption “Selection of Directors.” The committee is also charged with the responsibility of developing and recommending to the Board corporate governance principles and compliance programs for the Company. The committee consists of directors Wright (Chairman), Cortez, Gunning, Hanneman, Judd, and Sparks.

The Pension Plan Investment Committee establishes, monitors, and oversees, on a continuing basis, asset investment policy and practices for the retirement plan. The committee consists of directors Kropid (Chairman), Biehl, Feldman, Jager, and Wright.

During 2003, the Executive Committee held no meetings, the Audit Committee held six meetings, the Compensation Committee held three meetings, the Finance Committee held one meeting, the Nominating and Corporate Governance Committee held three meetings, and the Pension Plan Investment Committee held four meetings.

The charters for the Audit, Compensation, and Nominating and Corporate Governance Committees, the Company’s corporate governance guidelines, and code of conduct that applies to all employees, officers and directors are available on the Company’s website at: http://www.swgas.com.

Selection of Directors

The Board believes that it should be comprised of individuals with varied, complementary backgrounds, who possess certain core competencies, some of which may include broad experience in business, finance or administration, and familiarity with national and international business matters and the energy industry. Additional factors that will be considered in the selection process include the following:

*	Independence from management;

*	Diversity, age, education, and geographic location;

*	Knowledge and business experience;

*	Integrity, leadership, reputation, and ability to understand the Company’s business;

*	Existing commitments to other businesses and boards; and

*	The size of the Board and composition of the existing directors.

The Nominating and Corporate Governance Committee will consider candidates for directors suggested by shareholders applying the criteria for candidates described above and considering the additional information referred to below. Shareholders wishing to suggest a candidate should write to the Company’s Corporate Secretary and include:

*	A statement that the writer is a stockholder and is proposing a candidate for consideration as a director nominee;

*	The name of and contact information for the candidate;

*	A statement of the candidate’s business and educational experience;

*	Information regarding each of the factors listed above, sufficient to enable the committee to evaluate the candidate;

*	A statement detailing any relationship between the candidate and the Company, Company affiliates, and any competitor of the Company;

*	Detailed information about any relationship or understanding between the proposing stockholder and the candidate; and

*	The candidate’s written consent to being named a nominee and serving as a director if elected.

When seeking a candidate for director, the committee may solicit suggestions from incumbent directors, management or others. The committee may also retain a search firm to identify potential candidates.

This year the Nominating and Corporate Governance Committee requested director-nominee candidate recommendations from current directors and Company officers. A list of approximately 20 individuals throughout the Company’s service territory were suggested as possible candidates. Messrs. Michael J. Melarkey and Joseph W. Brown, as discussed below under the heading “Shareholder Nominees,” were recommended to the committee by Gabelli Asset Management Inc. (“GAMCO”). The information regarding the suggested candidates was reviewed by the committee and, as a result of this review, the committee recommended Messrs. Chestnut, Gardner, Hanneman, and Melarkey as director-nominees to the Board for presentation to shareholders at this year’s Annual Meeting. Mr. Hanneman was elected to the Board in September 2003.

Shareholders may also nominate a person for election to the Board at an annual meeting of shareholders by giving written notice to the Company not less than 20 days prior to the first anniversary of the preceding year’s annual meeting or within 10 days after notice is mailed or public disclosure is made regarding a (i) change of the annual meeting by more than 30 days or (ii) special meeting at which directors are to be elected. For this year’s Annual Meeting, such notice must be received by the Company on or before April 16, 2004. In order to make such a nomination, the stockholder is required to include in the written notice the following:

*	As to each person whom the stockholder proposes to nominate for election or reelection as a director all the information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, pursuant to Regulation 14A of the Exchange Act, as amended;

*	Each person’s written consent to being named a nominee and serving as a director if elected;

*	The name and address of the proposing stockholder or beneficial owner; and

*	The class and number of shares of the Company held directly or indirectly by the proposing stockholder.

Shareholder Nominees

By letter dated February 17, 2004, GAMCO submitted the names of two individuals, Messrs. Michael J. Melarkey and Joseph W. Brown, to be considered by the Nominating and Corporate Governance Committees as nominees for election to the Board. The committee considered the GAMCO nominees under the above-described nominating process and selected Mr. Melarkey to be included in the slate of director nominees for consideration by shareholders at this year’s Annual Meeting.

Directors Compensation

Outside directors receive an annual retainer of $30,000, plus $1,250 for each Board of Directors or committee meeting attended and for any additional day of service committed to the Company. Committee chairpersons receive an additional $1,000 for each committee meeting attended. The Chairman of the Board of Directors receives an additional $50,000 annually for serving in that capacity. Directors who are full-time employees of the Company or its subsidiaries receive no additional compensation for serving on the Board of Directors.

Each outside director received on May 8, 2003, options to purchase 3,000 shares of the Company’s Common Stock under the provisions of the 2002 Stock Incentive Plan (the “2002 Option Plan”). The purchase price for the options is the market price of the Common Stock on the date granted. The options will become exercisable in increments, over three years, commencing with the first anniversary of the grant. Additional options to purchase 3,000 shares of Common Stock will be granted to each outside director on the date of each Annual Meeting of Shareholders during the 10-year term of the 2002 Option Plan. All options granted to the outside directors will expire 10 years after the date of each grant.

Outside directors may defer their compensation until retirement or termination of their status as directors. Amounts deferred bear interest at 150% of the Moody’s Seasoned Corporate Bond Rate. At retirement or termination, such deferrals will be paid out over 5, 10, 15, or 20 years and be credited during the applicable payment period with interest at 150% of the 5-year average of the Moody’s rate.

The Company also provides a retirement plan for certain current non-management directors. Non-management directors elected to the Board prior to the 2003 Annual Meeting of Shareholders are eligible to participate in the plan. Under the provisions of the plan, a non-management director who satisfies the plan age and years of service requirements can retire and receive a benefit equal to the annual retainer at the director’s retirement.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee throughout 2003 were directors Judd, Cortez, Hartley, Kropid, and Sparks. Director Hanneman became a member in September 2003. None of the members have ever been an officer or employee of the Company or any of its subsidiaries, and no “compensation committee interlocks” existed during 2003.

Director Attendance at Annual Meetings

The Company normally schedules Board meetings in conjunction with the Annual Meeting and expects that each of the directors will attend the Board and Annual meetings. Last year, all of the directors attended the 2003 Annual Meeting.

Shareholder Communications with Directors

Company shareholders who want to communicate with the Board, the Presiding Director or any individual directors can write to:

Southwest Gas Corporation

Corporate Secretary

5241 Spring Mountain Road

P.O. Box 98510

Las Vegas, NV 89193-8510

Depending on the subject matter, management will: (i) forward the communication to the director or directors to whom it is addressed; (ii) attempt to handle the inquiry directly, for example where it is a request for information about the Company or it is a stock-related matter; or (iii) not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic. At each Board meeting, a member of management will present a summary of all communications received since the last meeting that were not forwarded and make such communications available to the directors.

ELECTION OF DIRECTORS

(Item 1 on the Proxy Card)

Names and Qualifications of Nominees

Each director elected at the Annual Meeting of Shareholders will serve until the next Annual Meeting and until his or her successor shall be elected and qualified. Seven of the nominees were elected to their present term of office at the last Annual Meeting on May 8, 2003. LeRoy C. Hanneman, Jr. was elected in September 2003. Michael B. Jager and Leonard R. Judd, after serving as directors for 14 and 15 years, respectively, are retiring, while Mark M. Feldman and David H. Gunning have decided not to stand for reelection to the Board. The 11 nominees for director receiving the highest number of votes will be elected to serve until the next Annual Meeting.

The names of the nominees for election to the Board of Directors, the principal occupation of each nominee and his or her employer for the last five years or longer, and the principal business of the corporation or other organization, if any, in which such occupation or employment is carried on, follow.

George C. Biehl

Executive Vice President, Chief Financial Officer & Corporate Secretary

Southwest Gas Corporation

Director Since: 1998

Board Committees: Finance, Pension Plan Investment

Mr. Biehl, 56, joined the Company in 1990 as Senior Vice President and Chief Financial Officer after serving in a number of capacities with Deloitte Haskins & Sells (now Deloitte & Touche) for 16 years and as chief financial officer for PriMerit Bank for the five years before joining the Company. He assumed the responsibilities as Corporate Secretary for the Company in 1996 and was named Executive Vice President in 2000. Mr. Biehl graduated from Ohio State University with a degree in accounting and earned his MBA with an emphasis in finance from Columbia University. He is a member of the American Institute of Certified Public Accountants, a member of the Las Vegas Chamber of Commerce Leadership Las Vegas Program, and serves on various committees of several trade associations.

Thomas E. Chestnut

Owner, President and CEO

Chestnut Construction Company

Director Since: Nominee

Mr. Chestnut, 52, after serving in Vietnam with the U.S. Army began a career in the construction industry in 1972 with Del Webb Corporation. In 1980, Mr. Chestnut took a position with The Wray Company, a commercial contractor and wholly owned subsidiary of Weyerhaeuser Company. He remained with The Wray Company until 1990 when he founded Chestnut Construction Company in Tucson, Arizona. Mr. Chestnut is a past president and life director of the Arizona Builders Alliance and a past president of the Arizona Building Chapter of the Associated General Contractors of America. He is the past chair and life trustee of the Carondelet Foundation, a member and past director of the Centurions of St. Mary’s Hospital, and a member of the Tucson Conquistadors and United Way of Greater Tucson. Mr. Chestnut was named the 2001 Tucson Small Business Leader of the Year and the 2002 Arizona Small Business Person of the Year.

Manuel J. Cortez

President and Chief Executive Officer

Las Vegas Convention and Visitors Authority

Director Since: 1991

Board Committees: Compensation, Executive, Nominating and Corporate Governance

Mr. Cortez, 65, has served as the executive director and then president and chief executive officer of the Las Vegas Convention and Visitors Authority since 1990. Prior to that time he served four terms (1977-1990) on the Clark County Commission and is a former chairman of the Commission. He has been active on various boards, including the Environmental Quality Policy Review Board, the Las Vegas Valley Water District Board of Directors, and the University Medical Center Board of Trustees, and served as chairman of the Liquor and Gaming Licensing Board and the Clark County Sanitation

District. He has also held leadership roles with numerous civic and charitable organizations such as Boys and Girls Clubs of Clark County, Lied Discovery Children’s Museum, and Big Brothers—Big Sisters. Currently, Mr. Cortez holds professional memberships in the American Society of Association Executives, the Professional Convention Managers Association, the International Association of Convention and Visitors Bureaus, the American Society of Travel Agents, and is on the board of directors for the Travel Industry Association of America.

Richard M. Gardner

Retired Partner

Deloitte & Touche LLP

Director Since: Nominee

Mr. Gardner, 66, obtained his degree in accounting from Brigham Young University in 1963 and was employed by Deloitte & Touche in its Los Angeles and Phoenix offices until his retirement in 2000. As an audit partner for 27 years, he served clients in various industries and in several management capacities including Professional Practice Director for the Los Angeles area offices. He is a member of the American Institute of Certified Public Accountants and has been active in numerous civic, education and charitable boards.

LeRoy C. Hanneman, Jr.

Chairman and Chief Executive Officer

Element Homes, LLC

Director Since: September 2003

Board Committees: Audit, Compensation, Nominating and Corporate Governance

Mr. Hanneman, 57, received his undergraduate degree in construction engineering from Arizona State University. He is the chief executive officer of Element Homes, a homebuilding and real estate development company with projects in the metropolitan Phoenix, Arizona area. Mr. Hanneman is a 30-year veteran of the housing industry and former president, chief operating and executive officer of Del Webb Corporation.

Thomas Y. Hartley

Chairman of the Board of Directors

Southwest Gas Corporation

Director Since: 1991

Board Committees: Audit, Executive (Chairman), Compensation

Mr. Hartley, 70, obtained his degree in business from Ohio University in 1955, and was employed in various capacities by Deloitte Haskins & Sells (now Deloitte & Touche) from 1959 until his retirement as an area managing partner in 1988. From 1991 to 1999 he was president and chief operating officer of Colbert Golf Design and Development. He joined Southwest Gas Corporation as Director in 1991 and was elected Chairman of the Board of Directors in 1997. Mr. Hartley is actively involved in numerous business and civic activities. He is a past chairman of the UNLV Foundation and the Nevada Development Authority, and past president of the Las Vegas Founders Club. He has also held voluntary executive positions with the Las Vegas Founders Golf Foundation, the Las Vegas Chamber of Commerce, and the Boulder Dam Area Council of the Boy Scouts of America. He is the past president of the PGA Tour Tournaments Association. He is a director of Sierra Health Services, Inc.

James J. Kropid

President

James J. Kropid Investments

Director Since: 1997

Board Committees: Compensation, Executive, Pension Plan Investment (Chairman)

Mr. Kropid, 66, received his undergraduate degree from DePaul University and participated in the executive development program at the University of Illinois. He joined Centel Corporation in 1961 and became president of its Central Telephone Company-Nevada/Texas division in 1987. In 1993, the Governor of Nevada appointed him to the position of general manager of the Nevada State Industrial Insurance System, a position in which he served for almost two years. He is currently president of his own investment company. Mr. Kropid is involved in many civic and charitable organizations. He is a past president of the Boulder Dam Area Council of the Boy Scouts of America and presently serves on that board, a trustee and treasurer of Catholic Charities of Southern Nevada, and a trustee of the Desert Research Institute Foundation. Mr. Kropid is on the board of the YMCA of Southern Nevada and a past chairman of that organization. He served as the interim executive director of the United Way of Southern Nevada and is on the board of directors of that organization.

Michael O. Maffie

Chief Executive Officer

Southwest Gas Corporation

Director Since: 1988

Board Committees: Executive

Mr. Maffie, 56, joined the Company in 1978 as Treasurer after seven years with Arthur Andersen & Co. He was named Vice President/Finance and Treasurer in 1982, Senior Vice President and Chief Financial Officer in 1984, Executive Vice President in 1987, President and Chief Operating Officer in 1988, President and Chief Executive Officer in 1993, and Chief Executive Officer in 2003. He received his undergraduate degree in accounting and his MBA in finance from the University of Southern California. He serves as a director of Boyd Gaming Corporation and Wells Fargo Bank/Nevada Division, and was formerly a director of Del Webb Corporation until its purchase by Pulte Homes. A member of various civic and professional organizations, he served as the past chairman of the board of trustees of the UNLV Foundation and is a past chairman of the board of United Way of Southern Nevada. He also is a director of the Western Energy Institute and the American Gas Association.

Michael J. Melarkey

Partner

Avansino, Melarkey, Knobel & Mulligan

Director Since: Nominee

Mr. Melarkey, 54, a partner in the law firm of Avansino, Melarkey, Knobel & Mulligan received his undergraduate degree from the University of Nevada, Reno, his law degree from the University of San Francisco and his masters in laws in taxation from New York University. He has been in private legal practice in Reno, Nevada since 1976. Mr. Melarkey is a member of the American Bar Association, the International Association of Gaming Lawyers and the State Bar of Nevada. He is a trustee of the Bretzlaff Foundation, the Robert S. and Dorothy J. Keyser Foundation, and vice president of the E. L. Wiegand Foundation. He is also a vice president of Miami Oil Producers, Inc. and serves as a director of the Gabelli Dividend and Income Trust, a closed end mutual fund.

Carolyn M. Sparks

President

International Insurance Services, Ltd.

Director Since: 1988

Board Committees: Compensation, Finance (Chairperson), Nominating and Corporate Governance

Mrs. Sparks, 62, graduated from the University of California Berkeley in 1963, and with her husband, co-founded International Insurance Services, Ltd., in Las Vegas, Nevada, in 1966. She served on the University and Community College System of the Nevada Board of Regents from 1984 to 1996, and in 1991 was elected to a two-year term as chairperson of the Board of Regents. Mrs. Sparks is actively involved with numerous charitable and civic organizations, including founding and chairing the University Medical Center Foundation and the Children’s Miracle Network Telethon. She is the chairperson of the Nevada Children’s Center Foundation, was founding president of the Nevada International Women’s Forum and is vice president of the Salvation Army Advisory Board and the Nevada Ballet Theatre. She also serves on the Foundation Boards of the University of Nevada Las Vegas and the Community College of Southern Nevada.

Terrence “Terry” L. Wright

Owner/Chairman of the Board of Directors

Nevada Title Insurance Company

Director Since: 1997

Board Committees: Audit, Nominating and Corporate Governance (Chairman), Pension Plan Investment

Mr. Wright, 54, received his undergraduate degree in business administration and his juris doctor from DePaul University. He joined Chicago Title Insurance Company while in law school and after graduation remained with the company and eventually moved to the Las Vegas, Nevada office. In 1978, he acquired the assets of Western Title to form what is now known as Nevada Title Insurance Company. Mr. Wright is also associate general counsel for A.G. Spanos Enterprises, Inc., one of the nation’s largest apartment complex builders. He is a member of the California and Illinois bar associations and has served on the boards of the Nevada Land Title Association, the Las Vegas Monorail and the Tournament Players Club, the Nevada Development Authority, and the Nevada Chapter of the Young President’s Organization. Mr. Wright is also chairman of the UNLV Foundation.

Securities Ownership by Directors, Director Nominees, Executive Officers, and Certain Beneficial Owners

Directors, Director Nominees and Executive Officers.    The following table discloses all Common Stock of the Company beneficially owned by the Company’s directors, the nominees for directors and the executive officers of the Company, as of March 9, 2004.

Directors, Nominees & Executive Officers	No. of Shares Beneficially Owned (1)		Percent of Outstanding Common Stock (2)
George C. Biehl	107,654	(3)(4)	*
Thomas E. Chestnut	0		*
Manuel J. Cortez	18,658	(5)	*
Mark M. Feldman	1,200	(6)	*
David H. Gunning	7,221	(7)	*
Richard M. Gardner	0		*
LeRoy C. Hanneman, Jr.	2,000		*
Thomas Y. Hartley	36,266	(5)(8)	*
Michael B. Jager	23,792	(9)	*
Leonard R. Judd	21,000	(10)	*
James J. Kropid	16,710	(11)	*
Michael O. Maffie	245,090	(3)(12)	*
Michael J. Melarkey	5,265		*
Jeffrey W. Shaw	55,593	(13)	*
Carolyn M. Sparks	23,129	(5)	*
Terrence L. Wright	13,210	(14)	*
James P. Kane	58,843	(15)	*
Edward S. Zub	131,942	(16)	*
Other Executive Officers	228,427	(17)	*

Total	996,000		2.89%

(1)	The Common Stock holdings listed in this column include performance shares granted to the Company’s executive officers under the Company’s Management Incentive Plan for 2001, 2002, and 2003.

(2)	No individual officer or director owned more than 1% of the Company’s Common Stock.

(3)	Number of shares does not include 6,618 shares held by the Southwest Gas Corporation Foundation, which is a charitable trust. Messrs. Maffie and Biehl are trustees of the Foundation but disclaim beneficial ownership of said shares.

(4)	The holdings include 54,000 shares which Mr. Biehl has the right to acquire through the exercise of options under the Option Plans.

(5)	The holdings include 16,300 shares (2,700 of which will become exercisable within 60 days) which certain of the non-employee directors have the right to acquire through the exercise of options under the Option Plans.

(6)	The holdings reflect Mr. Feldman’s vested option to acquire shares of Common Stock granted under the Option Plans.

(7)	The holdings include 4,221 shares which Mr. Gunning has a right to acquire through the exercise of options under the Option Plans.

(8)	Number of shares include 374 shares over which Mr. Hartley has shared voting and investment control with his spouse through a family trust. Mr. Hartley also holds 8,000 shares of Preferred Trust Securities issued by the Company’s financing subsidiary, Southwest Gas Capital II.

(9)	The holdings include 4,792 shares over which Mr. Jager has shared voting and investment control with his spouse through a family trust and 19,000 shares (5,400 of which will become exercisable within 60 days) which Mr. Jager has a right to acquire through the exercise of options under the Option Plans.

(10)	The holdings include 2,000 shares over which Mr. Judd has shared voting and investment control with his spouse and 19,000 shares (5,400 of which will become exercisable within 60 days) which Mr. Judd has a right to acquire through the exercise of options under the Option Plans.

(11)	The holdings include 12,960 shares (2,700 of which will become exercisable within 60 days) which Mr. Kropid has the right to acquire through the exercise of options under the Option Plans and 3,750 shares over which he has shared voting and investment power with his spouse through a family trust. The family trust also holds 1,500 shares of Preferred Trust Securities issued by the Company’s financing subsidiary, Southwest Gas Capital II.

(12)	The holdings include 135,000 shares which Mr. Maffie has the right to acquire through the exercise of options under the Option Plans and 999 shares over which his spouse has voting and investment control.

(13)	The holdings include 29,000 shares which Mr. Shaw has a right to acquire through the exercise of options under the Option Plans.

(14)	The holdings include 12,960 shares (2,700 of which will become exercisable within 60 days) which Mr. Wright has the right to acquire through the exercise of options under the Option Plans.

(15)	The holdings include 31,500 shares which Mr. Kane has the right to acquire through the exercise of options under the Option Plans.

(16)	The holdings include 82,500 shares (28,500 of which will become exercisable within 60 days) which Mr. Zub has the right to acquire through the exercise of options under the Option Plans and 105 shares held solely by his spouse.

(17)	The holdings of other executive officers include 138,550 shares that may be acquired through the exercise of options under the Option Plans.

Beneficial Owners.    Mario J. Gabelli, Marc J. Gabelli and various entities they either control or for which they act as chief investment advisors (collectively, “GAMCO”) have reported that they own in excess of 5% of the Company’s Common Stock, as of February 17, 2004. The Company has been advised that they do not admit that they constitute a “group” within the meaning of Section 13(d)(3) of the Exchange Act and their address is c/o Gabelli Asset Management Co., One Corporate Center, Rye, New York 10580. Lord, Abbett & Co. has also reported it owns in excess of 5% of the Company’s Common Stock, as of January 26, 2004. Lord, Abbett & Co.’s address is 90 Hudson Street, Jersey City, New Jersey 07302. The holdings of these entities on the dates noted herein and as a percentage of the shares outstanding on Record Date are as follows:

Beneficial Owners	No. of Shares Beneficially Owned	Percent of Outstanding Common Stock
GAMCO	3,371,514	9.77%
Lord, Abbett & Co.	3,406,734	9.87%

Section 16(a) Beneficial Ownership Reporting Compliance

The Company has adopted procedures to assist its directors and executive officers in complying with Section 16(a) of the Exchange Act, as amended, which includes assisting in the preparation of forms for filing. For 2003, all of the reports were timely filed.

EXECUTIVE COMPENSATION AND BENEFITS

Executive Compensation Report

The Compensation Committee of the Board of Directors (the “Committee”) administers the Company’s executive compensation program. Under the supervision of the Committee, the Company has developed and implemented an executive compensation program designed to satisfy the following objectives:

*	reasonableness;

*	competitiveness;

*	internal equity; and

*	performance.

These objectives are addressed through industry-based compensation comparisons and incentive plans that focus on specific annual and long-term Company financial and productivity performance goals.

Base Compensation.    The nature of the Company’s operation has historically led to the use of compensation systems widely used in industry, weighted for utility companies, and accepted by various utility regulatory agencies. Companies of comparable size, used to establish the peer group index for the “Performance Graph,” were factored into the compensation review. Other utility and general industry surveys were also used to assess the Company’s compensation program. Continued use of such systems is designed to address the first three compensation objectives. A range of salaries that are comparable with industry levels provides an objective standard to judge the reasonableness of the Company’s salaries, maintains the Company’s ability to compete for and retain qualified executive officers, and provides a means for ensuring that responsibilities are properly rewarded. Salaries for the Company’s executives are set relative to the midpoint levels for their positions based on this industry comparison. Compensation above these levels is tied to achieving specific financial and productivity performance goals.

Performance-Based Compensation.    The fourth objective of the Company’s compensation program, performance, is addressed through the Company’s Management Incentive Plan (the “MIP”) and Option Plans, collectively referred to as the “Incentive Plans.” The Incentive Plans are designed to retain key management employees and to focus on specific annual and long-term Company financial and productivity performance goals. Financial, productivity, and customer satisfaction factors are incorporated in the MIP, while the Option Plans are designed to enable executives to benefit from increases in the price of the Company’s Common Stock thereby aligning their economic interests with those of the Company’s shareholders.

Under the MIP, an incentive opportunity, expressed as a percentage of salary, is established annually for each executive officer. The maximum award opportunities cannot exceed 140% of the targeted awards for meeting the performance goals. Awards under the MIP are determined based on the Company’s annual return-on-equity performance, customer-to-employee ratios, and customer service satisfaction targets. The financial performance factors used to make this determination involve the average of the Company’s return-on-equity performance over the last three years (which is weighted and adjusted for inflation) and the Company’s current utility return-on-equity performance in comparison to a peer group of natural gas distribution companies. The productivity performance factors used to make this determination involve a specific target of Company customer-to-employee ratio, actual customer-to-employee ratio in comparison to a peer group of natural gas distribution companies, and customer service satisfaction experienced throughout the Company’s operating divisions as measured by an independent outside entity. Each of the five factors is equally weighted. If the threshold percentage for any factor is achieved, a percentage of annual performance awards will have been earned. While the financial factors incorporated in the MIP are significant to shareholder interests, customer satisfaction and productivity factors are significant to customer interests. In prior regulatory proceedings, the Company’s regulatory commissions have insisted that these customer factors be included in the MIP in order to recover the cost of the program in the Company’s natural gas rates. Regardless of whether such awards are earned, no awards will be paid unless the Common Stock dividend paid by the Company equals or exceeds the prior year’s dividend.

If annual performance awards are earned and payable, payment of the awards will be subject to a possible downward adjustment depending upon satisfaction of individual performance goals. The Committee will make such a determination for the Company’s chief executive officer’s individual performance, who, in turn, will make a like determination for the other executive officers. Further, the annual awards will be split, with 40 percent paid in cash and the remaining 60 percent converted into performance shares tied to the value of the Company’s Common Stock on the date of the awards. The performance shares will be restricted for three years and the ultimate payout in Company Common Stock will be subject to continued employment during this restricted period.

The Company’s performance during 2003 met the return-on-equity performance peer group comparison threshold and exceeded the threshold for the weighted average return-on-equity performance over the last three years. The targets for each of the three productivity factors were exceeded for 2003.

Grants under the Option Plans were provided to the Company’s executive officers during 2003. The options granted were not based upon a predetermined formula, but rather on the Committee’s judgment as to the individual’s anticipated contribution to the future success of the Company. Information on options granted to the named executive officers in 2003 is set forth under the caption, “Executive Compensation and Benefits — Option/SARs Granted in 2003.”

CEO Compensation.    Compensation paid to Mr. Maffie, as chief executive officer for 2003, consisted of his base salary and performance award under the MIP. Mr. Maffie’s base salary normally is set relative to the midpoint level for salaries paid to chief executive officers of comparable companies, taking into consideration the length of service in his current position. Mr. Maffie received an increase in base salary equal to 4.88%, effective July 14, 2003. Mr. Maffie’s targeted performance award for 2003 was set equal to $741,750 or 115% of his base salary set in 2003, with the award ranging from 14.8% to 140% of his target. Based on the Company’s overall 2003 performance in relation to the established goals, Mr. Maffie earned 109% of his targeted award under the MIP, with 40% being paid in cash and 60% in performance shares.

Deductibility of Compensation.    The Company’s executive compensation program is being administered to maintain the tax deductibility of all compensation paid to the named executive officers pursuant to Section 162(m) of the Internal Revenue Code (the “Code”). Section 162(m) of the Code provides that compensation paid to the officers in excess of $1,000,000 cannot be deducted by the Company for federal income tax purposes unless, in general, such compensation is performance based, is established by an independent committee of directors, is objective, and the plan or agreement providing for such performance-based compensation has been approved in advance by shareholders or is otherwise exempt from such limitation. The Incentive Plans were designed to satisfy these requirements and management believes that the compensation provided under these plans should be deductible. In the future, however, the Company may pay compensation that is nondeductible in limited circumstances if sound management of the Company so requires.

The Committee believes that the compensation program addresses the Company’s compensation objectives, enhances the commitment of key management employees, and strengthens long-term shareholder value.

Compensation Committee

Leonard R. Judd (Chairman)	Manuel J. Cortez
LeRoy C. Hanneman, Jr.	Thomas Y. Hartley
James J. Kropid	Carolyn M. Sparks

Summary Compensation Table

The following table provides for fiscal years ended December 31, 2001, 2002, and 2003 compensation earned by the Company’s chief executive officer and each of the four most highly compensated executive officers of the Company at year-end 2003.

SUMMARY COMPENSATION TABLE (1)

	Annual Compensation				Long-Term Compensation			All Other Compensation ($)(5)
					Awards		Payouts
Name and Principal Position	Year	Salary($)	Bonus($)(2)	Other Annual Compensation($)	Restricted Stock Award(s) ($)(2)(3)(4)	Options/ SARs(#)	LTIP Payouts ($)
Michael O. Maffie C.E.O.	2003 2002 2001	629,055 596,301 563,890	323,403 311,190 256,132	0 0 0	485,105 466,785 384,197	50,000 50,000 50,000	N/A N/A N/A	144,535 133,054 111,233

Jeffrey W. Shaw President	2003 2002 2001	251,918 182,695 173,938	141,700 61,876 51,410	0 0 0	212,550 92,813 77,114	25,000 15,000 15,000	N/A N/A N/A	20,116 16,103 13,472

George C. Biehl Executive Vice President/ Chief Financial Officer & Corporate Secretary	2003 2002 2001	292,027 276,986 263,019	117,720 112,860 93,314	0 0 0	176,580 169,290 139,970	15,000 15,000 15,000	N/A N/A N/A	56,633 51,952 43,534

Edward S. Zub Executive Vice President/ Consumer Resources & Energy Services	2003 2002 2001	272,027 254,315 234,797	109,872 104,940 84,673	0 0 0	164,808 157,410 127,010	15,000 15,000 15,000	N/A N/A N/A	67,916 59,095 47,096

James P. Kane Executive Vice President/ Operations	2003 2002 2001	261,370 241,315 220,186	106,733 99,792 80,180	0 0 0	160,099 149,688 120,271	15,000 15,000 15,000	N/A N/A N/A	18,291 15,458 12,299

(1)	All compensation reflected in the Summary Compensation Table is reported on an earned basis for each fiscal year.

(2)	MIP awards accrued for calendar years 2001, 2002, and 2003 were paid in cash and performance shares in 2002, 2003, and 2004, respectively.

(3)	Dividends equal to the dividends paid on the Company’s Common Stock will be accrued or paid on the performance shares awarded under the long-term component of the MIP during the restriction period.

(4)	The total number of performance shares granted in 2001, 2002, and 2003, for calendar years 2000, 2001, and 2002, and their value based on the market price of Company Common Stock at December 31, 2003, for the listed officers are as follows:

	Shares	Value
Mr. Maffie	64,267	$1,442,794
Mr. Shaw	12,880	289,156
Mr. Biehl	23,411	525,577
Mr. Zub	21,175	475,379
Mr. Kane	19,945	447,765

(5)	The amounts shown in this column for each year consist of above-market interest on deferred compensation (in excess of 120% of the Applicable Federal Long-term Rate) and matching contributions under the Company’s executive deferral plan. Under the plan, executive officers may defer up to 100% of their annual compensation for payment at retirement or at some other employment terminating event. Interest on such deferrals is set at 150% of the Moody’s Seasoned Corporate Bond Rate. As part of the plan, the Company provides matching contributions that parallel the contributions made under the Company’s 401(k) plan, which is available to all Company employees, equal to one-half of the deferred amount, up to 6% of their annual salary. The breakdown of this compensation for each named executive officer is as follows:

	Interest	Contributions
Mr. Maffie	$125,704	$18,831
Mr. Shaw	12,746	7,370
Mr. Biehl	47,892	8,741
Mr. Zub	59,776	8,140
Mr. Kane	10,477	7,814

Options/SARs Granted in 2003

The following table sets forth the number of shares of the Company’s Common Stock subject to options granted under the Option Plan to the named executive officers listed in the Summary Compensation Table during 2003, together with related information.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

	Individual Grants
Name	Number of Securities Underlying Options/SARs Granted (#)(1)	Percent of Total Options/SARs Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (2)
					5 percent	10 percent
Michael O. Maffie	50,000	15.67	$21.09	7/14/13	$664,335	$1,676,655
Jeffrey W. Shaw	25,000	7.84	21.09	7/14/13	332,168	838,278
George C. Biehl	15,000	4.70	21.09	7/14/13	199,301	502,997
Edward S. Zub	15,000	4.70	21.09	7/14/13	199,301	502,997
James P. Kane	15,000	4.70	21.09	7/14/13	199,301	502,997

(1)	Forty percent (40%) of the options become exercisable one year after the grant. Thirty percent (30%) of the options become exercisable two years after the grant, with the remainder becoming exercisable on the third anniversary of the grant.

(2)	The 5% and 10% growth rates for the period ending July 14, 2013, which were determined in accordance with the rules of the Securities and Exchange Commission (“SEC”), illustrate that the potential future value of the granted options is linked to future increases in growth of the price of the Company’s Common Stock. Because the exercise price for the options equals the market price of the Company’s Common Stock on the date of the grant, there will be no gain to the named executive officers without an increase in the stock price. The 5% and 10% growth rates are for illustration only and are not intended to be predictive of future growth.

Options/SARs Exercises and Year-end Values

Shown below is information with respect to unexercised options granted under the Option Plans to the named executive officers and held by them at December 31, 2003.

AGGREGATED OPTION/SAR EXERCISES IN 2003 AND

YEAR-END OPTION/SAR VALUES

Name	No. of Shares Acquired on Exercise	Values Realized	No. of Securities Underlying Unexercised Options/SARs at December 31, 2003		Value of Unexercised In-the-Money Options/SARs at December 31, 2003 (1)
			Exercisable	Unexercisable (2)	Exercisable	Unexercisable (2)
Michael O. Maffie	0	$0	135,000	95,000	$149,575	$89,300
Jeffrey W. Shaw	15,000	72,520	29,000	38,500	12,573	40,390
George C. Biehl	30,000	223,466	54,000	28,500	96,885	26,790
Edward S. Zub	0	0	54,000	28,500	93,885	26,790
James P. Kane	9,000	42,888	31,500	28,500	4,260	26,790

(1)	This column represents the difference between the exercise prices for in-the-money options and the closing price of $22.45 for the Company’s Common Stock on the New York Stock Exchange on December 31, 2003, times the number of in-the-money options.

(2)	Unexercisable options are those options which have been granted but cannot yet be exercised due to Code restrictions on the value of incentive options, restrictions incorporated into the Option Plans, and the specific option agreements.

Benefit Plans

Southwest Gas Basic Retirement Plan.    The named executive officers participate in the Company’s non-contributory, defined benefit retirement plan, which is available to all employees of the Company and its subsidiaries. Benefits are based upon an employee’s years of service, up to a maximum of 30 years, and the employee’s highest five consecutive years’ salary, excluding bonuses, within the final 10 years of service.

PENSION PLAN TABLE (1) (2)

	Years of Service
Annual Compensation	10	15	20	25	30
$100,000	17,500	26,250	35,000	43,750	52,500
200,000	35,000	52,500	70,000	87,500	105,000
300,000	52,500	78,750	105,000	131,250	157,500
400,000	70,000	105,000	140,000	175,000	210,000
500,000	87,500	131,250	175,000	218,750	262,500
600,000	105,000	157,500	210,000	262,500	315,000
700,000	122,500	183,750	245,000	306,250	367,500
800,000	140,000	210,000	280,000	350,000	420,000

(1)	Years of service beyond 30 years will not increase benefits under the basic retirement plan.

(2)	For 2004, the maximum annual compensation that can be considered in determining benefits under the Plan is $205,000. For future years the maximum annual compensation will be adjusted to reflect changes in the cost of living as established by the Internal Revenue Service.

Compensation covered under the basic retirement plan is based on salary depicted in the Summary Compensation Table. As of December 31, 2003, the credited years of service towards retirement for the named executive officers shown in the Summary Compensation Table are as follows: Mr. Maffie, 25 years; Mr. Shaw, 15 years; Mr. Biehl, 18 years; Mr. Zub, 25 years; and Mr. Kane, 26 years.

Amounts shown in the pension plan table are straight life annuity amounts notwithstanding the availability of joint survivorship benefit provisions. Benefits paid under the basic and supplemental retirement plans are not reduced by any Social Security benefits received.

Supplemental Retirement Plan.    The named executive officers also participate in the Company’s supplemental retirement plan. Other than Mr. Shaw, such officers with 10 or more years of service may retire at age 55 and will receive benefits under the plan. Mr. Shaw will be required to have 20 years of service to receive retirement benefits under the plan. Benefits from the plan, when added to benefits received under the basic retirement plan, will equal 60% of their annual compensation. For Mr. Maffie, compensation is tied to his highest 12-months of salary which includes cash bonuses, and the payment of restrictive stock awards depicted in the Summary Compensation Table. For Mr. Shaw, compensation is tied to a 12-month average of the highest 36-months of salary as depicted in the Summary Compensation Table. For Messrs. Biehl, Kane, and Zub, compensation is tied to their highest 12-months of salary as depicted in the Summary Compensation Table. The cost to the Company for benefits under the supplemental retirement plan for any one of the named executive officers cannot be properly allocated or determined because of the overall plan assumptions and options available.

Severance and Change in Control Arrangements

In July 1998, the Company amended the existing employment agreements (“Employment Agreements”) with seven officers (including the named executive officers), and entered into change in control agreements (“Change in Control Agreements”) with its remaining officers. Two officers who originally had change in control agreements entered into employment agreements during 2000. The Employment Agreements generally provide for the payment, upon termination of employment by the Company without cause, as defined therein, of up to one and one-half years of total annual compensation (base salary, a predetermined level of incentive compensation and fringe benefits), and up to three years of total annual compensation for Mr. Maffie. The Employment Agreements for each officer, other than Mr. Maffie, further provide for the payment, upon the termination of employment for “good reason,” as defined therein, within two years following a change in control of the Company, of an amount equal to either two or two and one-half times their total annual compensation. Under such circumstances, Mr. Maffie would be entitled to a payment equal to three times his total annual compensation. The Change in Control Agreements for the remaining officers parallel the change in control provisions of the Employment Agreements, and provide that these officers would be entitled to an amount equal to two times their annual compensation. A Change in Control Event is generally defined to include an acquisition by one person (or group of persons) of at least 20 percent of the ownership of the Company, the replacement of the majority of the members of the incumbent Board of Directors (excluding replacement directors nominated by the incumbent Board), or mergers and similar transactions which result in a 50 percent change in ownership, subject to certain exceptions.

Restricted stock awards, stock options or stock appreciation rights may vest and become immediately exercisable upon a change in control. Benefits under the Supplemental Retirement Plan may also vest and/or accelerate as a result of a change in control.

If any payment under these agreements or plans would constitute a “parachute payment” subject to any excise tax under the Code, the Company would be responsible for payment of such tax. The terms of these agreements are for 24 months for each of the officers other than Mr. Maffie, whose agreement is for 36 months. Each of the agreements has been automatically extended and will continue to automatically extend annually for successive one-year periods, unless canceled by the Company.

PERFORMANCE GRAPH

The performance graph below compares the five-year cumulative total return on the Company’s Common Stock, assuming reinvestment of dividends, with the total returns on the Standard & Poor’s 500 Stock Composite Index (S&P 500) and the S&P Small Cap Gas Index, consisting of the Company and 9 other natural gas distribution companies.

Comparison of 5-Year Cumulative Total Returns

(1)	The Company uses the S&P Small Cap Gas Index as its peer-group index. This index should be available on a continuing basis.

(2)	The S&P Small Cap Gas Index, which is weighted by year-end market capitalization, consists of the following companies: Atmos Energy Corp.; Cascade Natural Gas Corp.; Laclede Group Inc.; New Jersey Resources Corp.; Northwest Natural Gas Co.; NUI Corp.; Piedmont Natural Gas Company; Southern Union Company; the Company; and UGI Corp.

APPROVAL OF THE AMENDED AND RESTATED MANAGEMENT INCENTIVE PLAN

(Item 2 on the Proxy Card)

The Board of Directors Recommends a VOTE FOR this Proposal.

The shareholders are being asked to approve the Company’s Amended and Restated Management Incentive Plan (“MIP”). The MIP was adopted by the Company in 1993 and approved by the Company’s shareholders in 1994 and 2002. Shareholders are again being asked to continue the MIP in light of the revised New York Stock Exchange requirements with respect to shareholder approval of equity compensation plans. The affirmative vote of a simple majority of the shares represented at the Annual Meeting in person or by proxy is necessary for approval of the MIP.

The MIP was amended in January 2004 to limit the number of shares of Common Stock that can be issued under the plan. Since the plan’s inception, 374,074 shares of Common Stock have been issued under the MIP. With the 2004 amendment, the total number of additional shares of Common Stock that can be issued without further shareholder approval is limited to 825,926 shares. This limit includes shares of Common Stock already issued through the MIP and is expected to provide a sufficient number of shares to continue the plan for approximately five years, at which time the plan will again be submitted to shareholders for approval in order to satisfy the requirements of Section 162(m) of the Code for performance based compensation.

The key components of the MIP are outlined below. Continuing the MIP in its current form will continue to align shareholder and management interests and provide an appropriate measure for determining performance-based compensation. Correlating a substantial portion of management compensation to the value of Company Common Stock is intended to create a common interest with shareholders and, with the limit on the number of shares that can be issued under the MIP, ensures that shareholders will exercise the appropriate level of control over the plan.

The MIP is designed to retain key management employees of the Company’s utility operation and to focus on specific short- and long-term Company productivity and financial performance objectives. Under the MIP, the Company’s annual performance is judged in relation to its historic performance and to a peer group of companies. Future Company performance is also taken into consideration by subjecting a percentage of any annual awards to the performance of the Company Common Stock over the succeeding three years.

Administration.    The MIP is administered by a committee consisting of not less than three non-employee members of the Compensation Committee of the Board of Directors (the “Committee”). The members of the Board of Directors chosen to administer the MIP may not have received an award under the plan or any prior incentive plan within the last calendar year.

Eligibility.    Participants in the MIP include officers and key managerial employees, and include the Company’s Chief Executive Officer and the other four executives named in the Summary Compensation Table. The number of MIP participants for 2003 was 70.

Performance Criteria.    The performance measures for both components of the MIP are established annually by the Compensation Committee of the Board of Directors. The performance measures and the associated standards may change from year to year and may receive different emphasis or weight according to the changing priorities of the Company. Award opportunities are also established annually for MIP participants depending on their position with the Company.

Under the MIP, an incentive opportunity, expressed as a percentage of salary, is established annually for each participant. The maximum award opportunities cannot exceed 140 percent of the targeted awards for meeting the performance goals. For 2004, the targeted award for Mr. Maffie is equal to 115 percent of his base annual salary. The targeted award for Mr. Shaw is equal to 100 percent of his base annual salary. The targeted awards for Messrs. Biehl, Zub and Kane are equal to 90 percent of their base annual salary. The criteria for determining whether the awards under the MIP have been reached will be based on the Company’s annual return-on-equity performance, customer-to-employee ratios, and customer service satisfaction targets. The financial performance factors used to make this determination involved the average of the Company’s return-on-equity performance over the last three years (which is weighted and adjusted for inflation) and the Company’s current utility return-on-equity performance in comparison to a peer group of natural gas distribution companies. The productivity performance factors used to make this determination involve an absolute target of Company customer-to-employee ratio, actual customer-to-employee ratio in comparison to a peer group of natural gas distribution companies, and customer service satisfaction experienced throughout the Company’s operating divisions as measured by an independent outside entity. Each of the five factors is equally weighted. If the threshold percentage for any factor is achieved, a percentage of annual performance awards will have been earned. While the financial factors incorporated in the MIP are significant to shareholder interests, customer satisfaction and productivity factors are significant to customer interests. In prior regulatory proceedings, the Company’s regulatory commissions have insisted that these customer factors be included in the MIP in order to recover the cost of the program in the Company’s natural gas rates. Regardless of whether such awards are earned, no awards will be paid unless the Common Stock dividend paid by the Company equals or exceeds the prior year’s dividend.

If annual performance awards are earned and payable, payment of the awards will be subject to a possible downward adjustment depending upon satisfaction of individual performance goals. The Committee will make such a determination for the Company’s chief executive officer’s individual performance, who, in turn, will make a similar recommendation to the Committee for the other executive officers.

Further, the annual awards will be split, with 40 percent paid in cash and the remaining 60 percent converted into performance shares tied to the value of the Company’s Common Stock on the date of the awards. The performance shares will be restricted for three years and the value of the ultimate payout in Company Common Stock will be subject to stock performance and to continued Company employment during this restricted period.

Since the benefits for 2004 are based on the Company’s performance during fiscal 2004, it is not possible to determine the benefits for 2004. Applying the targeted awards and the performance criteria for 2004 to the 2003 fiscal year, the MIP benefits would be as reflected in the following table.

NEW PLAN BENEFITS

Management Incentive Plan (1)(2)

Name and Position	Dollar Value($)	Number of Units (3)
Michael O. Maffie C.E.O.	323,403	21,370

Jeffrey W. Shaw President	141,700	9,363

George C. Biehl Executive Vice President/ Chief Financial Officer & Corporate Secretary	117,720	7,779

Edward S. Zub Executive Vice President/ Consumer Resources & Energy Services	109,872	7,260

James P. Kane Executive Vice President/ Operations	106,733	7,053

Executive Group	1,487,823	98,314

Non-Executive Director Group	0	0

Non-Executive Officer Employee Group	697,464	46,088

(1)	The award targets and the performance criteria for 2004 are identical to those used for 2003.

(2)	The maximum award opportunities for the C.E.O. and the named executive officers based on 2003 base salaries, at 140 percent of target awards, would have been $1,038,450, $455,000, $378,000, $352,800, and $342,720, respectively.

(3)	The number of performance shares were based on a Common Stock price of $22.70, the average of the closing prices of the Common Stock on the New York Stock Exchange for the first five trading days of the month of January 2004.

The tables below show the number of shares of Common Stock that have been and may be issued under the Company’s two stock incentive plans and the number of performance shares that have been issued and are outstanding under the provisions of the MIP.

Equity Compensation Plan Information

1996 and 2002 Stock Incentive Plans

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance
(Thousands of shares)
Equity compensation plans approved by security holders	1,502	$21.83	1,016
Equity compensation plans not approved by security holders	—	—	—

Total	1,502	$21.83	1,016

Management Incentive Plan

Plan category	Number of securities to be issued upon vesting of performance shares	Weighted-average grant date fair value of award	Number of securities remaining available for future issuance
(Thousands of shares)
Equity compensation plans approved by security holders	381	$21.41	—
Equity compensation plans not approved by security holders	—	—	—

Total	381	$21.41	—

Plan Benefits.    Tying a significant portion of the key management employees’ salaries to the Company’s short- and long-term performance provides the opportunity to maximize shareholder value. While the amount of the annual or long-term awards for any year cannot be determined, awards for the Company’s chief executive officer and top four executive officers for the preceding three years are included in the Summary Compensation Table. The Company’s compensation program, of which the MIP is an integral component, is more fully set forth under the caption “Executive Compensation and Benefits — Executive Compensation Report.”

Amendments and Termination of the Plan.    The Board of Directors, subject to certain limitations regarding previously granted awards, may at any time and from time to time, suspend, terminate, modify or amend the MIP. Further, once the shareholders have approved the MIP, shareholder approval will be required for amendments to the performance share provisions of the plan as it applies to executive officer participants that would (i) materially increase the benefits accruing to such participants, (ii) materially increase the number of performance shares which may be issued to such Participant, or (iii) materially modify the eligibility requirements for executive officer participation in the MIP.

Dividends.    During the period the performance shares are restricted, the Participants will receive cash dividends equal to the quarterly dividends paid per share of Common Stock. The Committee, in lieu of cash dividends, may provide dividend credits equal to the cash in additional performance shares. Such additional shares would also be subject to the same time-period restrictions for the performance shares that generated the dividend credits.

Terminations and Transfers.    Should a participant’s employment with the Company terminate for any reason other than death, disability, retirement or involuntary termination without cause (termination due to reorganization, downsizing, restructuring or layoff (not caused by the participant’s ability to adequately perform his or her job, violation of Company work rules or policies, or misconduct)), the right to receive the actual award for such period and all performance shares will be forfeited. Otherwise the actual award will be pro rated for the performance period and the previously granted performance shares will be converted to shares of Common Stock and provided to the participant or his or her beneficiary. If a participant changes jobs during a performance period and the new job has a different award opportunity, the award opportunities will be pro rated, subject to the Committee’s ability to assign the new award opportunity for the whole performance period.

Material Modification to the Existing Plan.    Other than limiting the number of shares of Common Stock that can be issued through the MIP, there has been no material modification or amendment to the plan.

Section 162(m) Limits.    If the MIP is not approved by the shareholders, any bonuses would not be deductible for federal income tax purposes under Section 162(m) of the Code to the extent that (when combined with other non-exempt compensation paid) they exceed the $1,000,000 individual limit on non-exempt compensation paid to certain named executive officers — See the Summary Compensation Table under the caption “Executive Compensation and Benefits — Summary Compensation Table.” The Company may and does pay cash, other bonuses and other compensation to these and other officers under other authority of the Board of Directors or applicable law.

A copy of the MIP is attached to this Proxy Statement as Appendix A. Shareholders are encouraged to review the plan carefully. Any description in this Proxy Statement regarding the new plan is qualified in its entirety by reference to Appendix A.

AUDIT COMMITTEE INFORMATION

SELECTION OF INDEPENDENT ACCOUNTANTS

(Item 3 on the Proxy Card)

The Board of Directors Recommends a VOTE FOR Ratification.

The Audit Committee of the Board of Directors has selected PricewaterhouseCoopers LLP as independent accountants for the Company for the year ending December 31, 2004, subject to ratification of the selection by shareholders. On May 28, 2002, PricewaterhouseCoopers was selected to replace Arthur Andersen LLP as the Company’s independent accountants for the year ended December 31, 2002. To the knowledge of the Company, at no time has PricewaterhouseCoopers had any direct or indirect financial interest in or any connection with the Company or any of its subsidiaries other than in connection with services rendered to the Company as described below.

The Audit Committee, which is composed of independent directors, meets periodically with the Company’s internal auditors and independent accountants to review the scope and results of the audit function and the policies relating to auditing procedures. In making its annual recommendation, the Audit Committee reviews both the audit scope and proposed fees for the coming year.

During calendar years 2002 and 2003, PricewaterhouseCoopers provided the following audit, audit-related and other professional services for the Company. The services were as follows:

*	the audit of the annual financial statements included in the Company’s Form 10-K and the reviews of unaudited quarterly financial statements included in the Company’s Form 10-Qs;

*	the audit of the annual financial statements of the Company’s employee benefit plans and other statutory audits;

*	consultation and comfort letters for various SEC filings; and

*	consultation in connection with various tax and accounting matters.

The cost of providing these services for calendar years 2002 and 2003, by specified categories, were as follows:

	2002	2003
Audit Fees:	$358,600	$508,100

Audit-related Fees:	20,000	68,000

Tax Fees:	28,000	104,100

All Other Fees:	0	0

Under its charter, the Audit Committee must pre-approve all Company engagements of PricewaterhouseCoopers unless an exception to such pre-approval exists under the provisions of the Exchange Act or applicable SEC rules. At the beginning of each audit cycle, the Audit Committee will evaluate all potential engagements of the independent accountants, including the scope of work proposed to be performed and the proposed fees, and approve or reject each service, consistent with the Committee’s Pre-Approval Policy, taking into account whether the services are permissible under applicable laws and the possible impact of each non-audit service on the independent accountants’ independence from management. The Audit Committee will also consider whether the independent accountants are best positioned to provide effective and efficient service, and whether the service may enhance the Company’s ability to manage and control risk or improve audit quality. At each Audit

Committee meeting, updates are made on the services actually provided and fees charged by the independent accountants during the previous quarter. Requests for the independent accountants to provide additional services will be submitted to the Audit Committee or its delegate by the Company’s chief financial or accounting officer, on an as-needed basis. The Audit Committee has delegated to the Chairman of the Committee the authority to evaluate and approve engagements on behalf of the Committee in the event that a need arises for pre-approval between Committee meetings. Such approvals will be made consistent with the Pre-Approval Policy and will be reported to the Committee at its next scheduled meeting.

Since the May 6, 2003 effective date of the SEC rules adopting the pre-approval requirements for services to be provided by the Company’s independent accountants, each new engagement of PricewaterhouseCoopers was approved in advance by the Audit Committee or its delegate, and none of those engagements made use of the de minimis exception to pre-approval requirement contained in the SEC rules. All of the audit-related services and tax services described above were pre-approved by the Audit Committee in 2003.

Representatives of PricewaterhouseCoopers will be present at the Annual Meeting of Shareholders. They will have the opportunity to make statements, if they are so inclined, and will be available to respond to appropriate questions.

The affirmative vote of a majority of the shares present at the Annual Meeting of Shareholders in person or by proxy is necessary to ratify the selection of PricewaterhouseCoopers as independent accountants for the Company. The Board of Directors recommends a VOTE FOR ratification of the selection of PricewaterhouseCoopers as the independent accountants for the year ending December 31, 2004. If the shareholders do not ratify this appointment, other firms of certified public accountants will be considered by the Board of Directors upon recommendation of the Audit Committee.

Arthur Andersen LLP Dismissal

On May 28, 2002, the Company dismissed Arthur Andersen LLP as its independent auditor. The dismissal was tied to Arthur Andersen’s inability to continue to provide audit services to the Company. The decision to dismiss Arthur Andersen was recommended by the Audit Committee and approved by the Board of Directors.

Arthur Andersen’s report on the financial statements of the Company for each of the years ended December 31, 2000 and December 31, 2001 did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2000 and December 31, 2001, and the interim period between December 31, 2001 and May 28, 2002, there were no disagreements between the Company and Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Arthur Andersen, would have caused it to make reference to the subject matter of the disagreements in connection with its reports. During the years ended December 31, 2000 and December 31, 2001, and the interim period between December 31, 2001 and May 28, 2002, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K promulgated by the SEC). In May 2002, Arthur Andersen furnished the Company with a letter addressed to the SEC stating that it agrees with the statements above. A copy of the letter was included as an exhibit to the Form 8-K filed by the Company in May 2002.

AUDIT COMMITTEE REPORT

The Audit Committee, which consists entirely of directors who meet the independence and experience requirements of the New York Stock Exchange, is furnishing the following report:

The Audit Committee assists the Board of Directors in fulfilling their oversight responsibility by reviewing the financial information provided to shareholders and others, the system of internal controls which management and the Board have established, and the audit process. Management is responsible for the Company’s internal controls over the financial reporting process. PricewaterhouseCoopers, the Company’s independent accountants, is responsible for performing an independent audit of the Company’s financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The role and responsibilities of the Audit Committee are to monitor and oversee these processes as set forth in a written charter adopted by the Board, which is attached as Appendix B to this Proxy Statement. The Audit Committee reviews and assesses the adequacy of the Charter at least annually and recommends any changes to the Board for approval.

In fulfilling its responsibilities for 2003, the Audit Committee:

*	Reviewed and discussed the audited financial statements for the year ended December 31, 2003, with management and PricewaterhouseCoopers, the Company’s independent accountants;

*	Discussed with the independent accountants the matters required to be discussed by the Statement on Auditing Standards, SAS No. 61, as amended; and

*	Received written disclosures and a letter from the independent accountants regarding their independence as required by Independence Standards Board Standard No. 1, and discussed with the accountants their independence.

Based on the Audit Committee’s reviews and discussions referred to above, the Audit Committee recommended that the Board of Directors include the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, filed with the SEC.

Audit Committee

David H. Gunning, Chairman	Mark M. Feldman
LeRoy C. Hanneman, Jr.	Thomas Y. Hartley
Leonard R. Judd	Terrence L. Wright

OTHER MATTERS TO COME BEFORE THE MEETING

If any business not described herein should come before the meeting for shareholder action, it is intended that the shares represented by proxies will be voted in accordance with the best judgment of the persons voting them. At the time this proxy statement was mailed, the Company knew of no other matter which might be presented for shareholder action at the meeting.

SUBMISSION OF SHAREHOLDER PROPOSALS

Shareholders are advised that any shareholder proposal intended for consideration at the 2005 Annual Meeting of Shareholders and inclusion in the Company’s proxy materials for the meeting must be received in writing by the Company on or before November 23, 2004. If a shareholder intends to offer any proposal at such meeting without using the Company’s proxy materials, notice of such intended action has to be provided to the Company on or before November 23, 2004, in order for the proposal to be presented for shareholder consideration at the Annual Meeting. All proposals must comply with applicable SEC rules. It is required that shareholders submitting proposals for inclusion in the Company’s proxy materials or notices to the Company direct such proposals or notices to the Corporate Secretary of the Company and utilize Certified Mail-Return Receipt Requested in order to ensure timely delivery.

By Order of the Board of Directors

George C. Biehl Executive Vice President/Chief Financial Officer & Corporate Secretary

Appendix A

SOUTHWEST GAS CORPORATION

MANAGEMENT INCENTIVE PLAN

Effective May 12, 1993

Amended and Restated May 10, 1994

Amended and Restated January 1, 1995

Amended and Restated January 1, 2002

Amended and Restated January 1, 2004

i

SOUTHWEST GAS CORPORATION

Management Incentive Plan

1. Purpose of the Plan

This Management Incentive Plan, revised and restated effective January 1, 2004, is intended to both replace the existing Southwest Gas Corporation Management Incentive Plan and encourage a selected group of highly compensated or management employees of the Company to remain in its employment and to put forth maximum efforts to achieve the Company’s short- and long-term performance goals.

2. Definitions

(a) “Actual Award” means the dollar amount earned by a Participant on the basis of the performance of the Company during the annual Performance Period.

(b) “Annual Base Salary” means the calendar year-end rate of compensation paid to a Key Employee, including salary deferrals, but excluding bonuses, incentives, commissions, overtime, monetary and nonmonetary awards for employment service to the Company or payments or Company contributions to or from this Plan or any other Company retirement or deferred compensation, or similar plans.

(c) “Annual Performance Measures” shall mean the performance criteria used by the Committee in determining the performance of the Company for the purpose of calculating Actual Awards for Participants earned under the Plan during a Performance Period.

(d) “Award Conversion” means the division of Actual Awards earned into two portions:

(i) A portion payable in cash as soon as the Committee deems practicable following the end of annual Performance Period.

(ii) A portion converted into Performance Shares and subject to a Restriction Period.

(e) “Award Conversion Date” means the day that the Committee performs the Award Conversion on Actual Awards for a Performance Period.

(f) “Board” or “Board of Directors” means the Board of Directors of Southwest Gas Corporation.

(g) “Committee” means the Compensation Committee of the Board of Directors, or any successor thereto.

(h) “Common Stock” means the common stock of Southwest Gas Corporation.

(i) “Company” means Southwest Gas Corporation and its present and future subsidiaries and any successors thereto.

(j) “Disability” or “Disabled”. A Participant shall be considered to be “Disabled” or to have incurred a “Disability” if he or she qualifies for a disability benefit under Southwest Gas Corporation’s group long-term disability plan. The Committee, in its sole and absolute discretion, may determine that a Participant is Disabled for purposes of this Plan.

(k) “Dividend Credits” means the additional Performance Shares determined as set forth in Plan Section 7(d) calculated for each Restriction Period for the Participant’s Performance Shares subject to such period.

(l) “Employee” means any person who is a regular full-time employee of the Company, including those who are officers or Board Members.

(m) “Fiscal Year” means the Fiscal Year of the Company beginning each January 1 and ending the following December 31.

(n) “Incentive Award Opportunity” means the range of an Actual Award available to each Participant in this Plan for a given Performance Period.

(o) “Involuntary Termination Without Cause” means a Participant’s termination of employment (i) due to reorganization, downsizing, restructuring or layoff and (ii) not due to what the Committee determines was, in its sole and absolute discretion, either the Participant’s inability to adequately perform his or her job, a violation of Company work rules or policies, or misconduct that the Committee determines is detrimental to the Company’s best interests.

(p) “Key Employee” means a management or highly compensated Employee of the Company who the Committee determines to (i) have a direct and significant impact on the performance of the Company, and (ii) has a position or compensation that allows him or her to affect or influence, through negotiation or otherwise, the design or operation of this Plan so as to eliminate the Employee’s need for the substantive rights and protections of Title I of the Employee Retirement Income Security Act of 1974.

(q) “Long-Term Performance Measures” means the performance measures developed and utilized by the Committee in determining the performance of the Company for the purpose of calculating the number of shares of Common Stock payable to the Participant following the end of a Restriction Period.

(r) “Participant” means a Key Employee who, in the Committee’s sole and absolute discretion, is determined to be eligible to receive an Incentive Award Opportunity under this Plan.

(s) “Peer Group” means the companies comprising the group against which the Committee assesses the performance of the company for the purposes of determining Actual Awards earned, or for modifying the number of shares of Common Stock that are payable to Participants following the end of a Restriction Period.

(t) “Performance Period” means a period of twelve (12) months corresponding to the Company’s Fiscal Year and for which the Company’s performance is assessed by the Committee for the purpose of its determining Actual Awards earned.

(u) “Performance Share” means a hypothetical share of Common Stock that will be converted into, and paid out, as a share of Common Stock only if all restrictions and conditions set forth in this Plan have been satisfied. The Performance Share carries no voting rights but does entitle the Participant to receive Dividend Credits determinable under Plan Section 7(d).

(v) “Plan” means the Southwest Gas Corporation Management Incentive Plan as set forth herein and as amended from time to time.

(w) “Restriction Period” means, with respect to each grant of Performance Shares to a Participant, a period of at least thirty-six (36) consecutive calendar months beginning with the last day of February prior to the Award Conversion Date applicable to such shares.

(x) “Retire” or “Retirement” means the termination of a Participant’s employment with the Company on or after the Participant has attained his or her early retirement date, normal retirement date, or deferred retirement date as defined in the Retirement Plan for Employees of Southwest Gas Corporation, as amended and in effect from time to time.

(y) “Target Award” means the Incentive Award Opportunity available to each Participant if all Performance Measures for a Performance Period are fully met but not exceeded.

3. Administration

(a) The Plan shall be administered by non-Employee members of the Committee, which shall be composed of not less than three members of the Board of Directors. The non-Employee members of the Committee chosen to administer the Plan shall not have received an award under this Plan or any plan preceding this Plan within the last calendar year. The Board of Directors may designate alternate members of the Committee from non-Employee Board members who satisfy the above criteria to act in the place and stead of any absent member of the Committee.

(b) The Committee shall have full and final authority to operate, manage, and administer the Plan on behalf of the Company. This authority includes but is not limited to the following:

(i) Determination of eligibility for participation in the Plan;

(ii) Determination of Actual Awards earned and the Award Conversion of the Actual Awards;

(iii) Payment of Actual Awards that have become nonforfeitable;

(iv) Directing the Company to make the accruals and payments provided for by the Plan;

(v) Interpretation of the Plan and the resolution of any inconsistent or conflicting Plan language as well as factual or nonfactual questions regarding a Participant’s eligibility for, and the amount of, benefits payable under the Plan;

(vi) Power to prescribe, amend, or rescind rules and regulations relating to the Plan;

(vii) Power to determine the vesting schedules, if any, for all awards; and

(viii) Powers prescribed to the Committee elsewhere in the Plan.

(c) With respect to Incentive Award Opportunities and Actual Awards earned, the Committee shall have full and final authority in its sole and absolute discretion to determine the Incentive Award Opportunities for individual Participants; determine the time or times at which Actual Awards may be calculated; determine the length of all applicable Performance Periods and/or Restriction Periods; determine the award schedule and the Annual and Long-Term Performance Measures (and the Company’s satisfaction or failure to satisfy such measures) that will be used in calculating Actual Awards and in determining the number of shares of Common Stock payable to Participants at the end of the Restriction Period; and determine the composition of the Peer Group to be used in assessing the Company’s performance.

(d) A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all the members in the absence of a meeting, shall be the acts of the Committee. All Committee interpretations, determinations, and actions will be final, conclusive, and binding on all parties.

(e) No member of the Board or the Committee will be liable for any action taken or determination made in good faith by the Board or the Committee with respect to the Plan or any Actual Award calculated and paid hereunder.

4. Eligibility

(a) In determining the Key Employees that will be Participants and the Incentive Award Opportunity for each Participant, the Committee shall take into account the duties of the respective Participant, their present and potential contributions to the success of the Company, and such other factors as the Committee shall deem relevant in connection with accomplishing the purpose of the Plan.

(b) No Incentive Award Opportunity will be available to any person who, at the beginning of the applicable Performance Period, is a member of the Committee responsible for the administration of the Plan.

5. Incentive Award Opportunities

(a) The Committee will establish, in writing, the Incentive Award Opportunity for each Participant or class of Participants designated by the Committee. The Incentive Award Opportunity will be expressed as percentages of the Participant’s Annual Base Salary.

(b) An Incentive Award Opportunity will range from zero to some specific maximum percentage of the Participant’s Annual Base Salary (or maximum dollar amount).

(c) Before or within the first 90 days of each Performance Period a Participant will be assigned a specific Target Award that will fall within the range of the Participant’s Incentive Award Opportunity. The Target Award will be awarded to the Participant if, in the judgment of the Committee, all applicable Annual Performance Measures have been fully met.

(d) Actual Awards for each Participant in the Plan shall be determined by the Committee following the end of the applicable Performance Period, taking into account how the Company performed on the basis of the Annual Performance Measures developed and utilized by the Committee for the Performance Period.

6. Procedures for Calculating and Paying Actual Awards

(a) The Committee shall establish the Annual Performance Measures that will be utilized for one or more Performance Periods in assessing the performance of the Company for the purpose of determining the Actual Awards earned under this Plan. These measures and the standards of performance associated with them may change from year to year and may receive different emphasis or weight according to the changing priorities of the Company. It is expected that the Annual Performance Measures generally will be tied to the financial performance of the Company and will be based on a combination of (i) the Company’s performance in relation to its own performance standards and (ii) the Company’s performance in relation to that of its Peer Group. In addition to the Annual Performance Measures, each Participant will be expected to meet individual performance goals.

(b) Following the end of each Performance Period, the Committee will compare the Company’s actual performance during such period with the Annual Performance Measures it established for the period, and the Actual Award, if any, for a Participant will be calculated. For each Performance Period the Committee will utilize an award schedule for calculating the Actual Awards earned on the basis of the Company’s performance. The award schedule may be modified by the Committee from year to year as Annual Performance Measures or the standards of performance associated with such measures change.

(c) Following the calculation of Actual Awards, the Chief Executive Officer will make an overall assessment of each Participant’s attainment of individual performance goals and may reduce a Participant’s Actual Award based upon such assessment. Further, the Chief Executive Officer may recommend to the Committee that no Actual Award be given to a Participant based on his assessment of individual performance. The assessment of the individual performance of the Chief Executive Officer will be made by the Board of Directors.

(d) Following the calculation of the Actual Awards, adjusted as provided for in Plan Section 6(c), an Award Conversion will be made whereby the Actual Awards for each Participant will be split into two components. The first component will be a dollar amount that is payable to the Participant in cash as soon as the Committee deems practical following the Award Conversion Date. The second component will be a dollar amount that is converted into whole or partial Performance Shares, which shall be restricted for a period of at least thirty-six (36) consecutive calendar months beginning on the Award Conversion Date applicable to such shares. The number of Performance Shares allocable to each Participant shall be determined by dividing (i) the dollar amount available for the Participant’s

Performance Shares (determined by the Award Conversion), by (ii) the average of the closing prices of the Common Stock on the New York Stock Exchange for the first five trading days of the month before the Award Conversion Date. Payment of Performance Shares shall occur at the time provided in Plan Section 7(c). For Participants who die, become Disabled, Retire or have his or her employment Involuntarily Terminated Without Cause prior to the Award Conversion Date, the Actual Awards will be paid in cash.

(e) The Committee shall have the sole and absolute responsibility for determining Actual Awards of Participants. Generally, the Actual Awards generated by application of the award schedule established by the Committee for one or more Performance Periods will be the actual awards that will be payable to each Participant; provided, however, that the Committee may, prior to the Award Conversion Date, reduce the Actual Awards generated by the awards schedule if, in the opinion of the Committee, there have been exceptional circumstances that have either created inappropriate windfalls in the Company’s performance, which, in turn, have resulted in inappropriately large awards.

(f) If, during a Performance Period, the Committee determines that the established Annual Performance Measures are no longer suitable due to a change in ownership or control of the Company, the Committee may accelerate payment of the Actual Award.

7. Performance Shares

(a) On the Award Conversion Date, Participants who earned an Actual Award during the preceding Performance Period will have an entry made on the Company’s books reflecting the Performance Shares allocable to them as determined pursuant to Plan Section 6(c).

(b) A Participant’s Performance Shares earned in a given Performance Period will be subject to a Restriction Period of at least thirty six (36) consecutive calendar months beginning on the Award Conversion Date applicable to such shares. During the Restriction Period, the Participant may not, except as provided in Plan Section 8(d), receive payment for his or her Performance Shares.

(c) For the Restriction Period applicable to each Performance Period, the Committee shall establish certain Long-Term Performance Measures that will be used to determine the number of Performance Shares that shall be paid to the Participant on the date(s) determined by the Committee which shall be within a reasonable period following the end of the Restriction Period. Notwithstanding anything in this Plan to the contrary, if the Committee determines that the Company has failed to satisfy the Long-Term Performance Measures, it may, as provided in Plan Section 7(e), decrease the number of Performance Shares credited to the Participant at the beginning, and over the course of the Restriction Period. The Long-Term Performance Measures will be tied to the performance of the Company as measured against certain financial criteria and may be specified in absolute terms or specified relative to the performance of a Peer Group.

(d) During the Restriction Period, a Participant will receive cash dividends on the Performance Shares then credited to the Participant on the Company’s records, equal to the quarterly dividend paid per share of Common Stock. Such payments will occur at the same time quarterly dividends are paid on Common Stock. The Committee may, in lieu of cash dividends, provide to a Participant Dividend Credits equal to the cash dividends paid per share of Common Stock, multiplied by the number of Performance Shares then credited to the Participant on the Company’s records, and divided by the closing per share value of the Common Stock on the New York Stock Exchange on the date such dividends are paid or the last trading day on the Exchange before such payment. If the Committee determines to pay such dividends through Dividend Credits, these additional Performance Shares will be subject to the same restrictions as the Performance Shares that generated the Divided Credits, and such restrictions will lapse at the same time as the restrictions lapse on such Performance Shares.

(e) Following the end of the Restriction Period, the Participant shall receive a specific number of shares of Common Stock equal to the total number of Performance Shares allocated to the Participant at the beginning of such Restriction Period plus the Performance Shares credited quarterly through Dividend Credits during the Restriction Period. The total number of shares of Common Stock the Participant is entitled to receive may be reduced by up to twenty percent (20%) on the basis of how the Company performs during the length of the Restriction Period against the Long-Term Performance Measures established by the Committee for the Restriction Period. Payment of Common Stock pursuant to this paragraph shall occur on the date(s) determined by the Committee which shall be within a reasonable period following the end of the Restriction Period applicable to such Performance Shares.

(f) Notwithstanding anything else in this Plan to the contrary, if the Plan is not approved by Southwest Gas Corporation shareholders pursuant to Plan Section 12, the Performance Shares shall not entitle the Participant to receive shares of Common Stock of the Company following the end of the Restriction Period but shall instead entitle the Participant to receive a cash payment following the end of the Restriction Period. The cash payment shall equal the fair market value of the shares of Common Stock the Participant would have received hereunder. For this purpose, the fair market value of the Common Stock shall be determined using closing per share value of the stock on the New York Stock Exchange on the last trading day on the Exchange of the applicable Restriction Period.

8. Participant Terminations and Transfers

(a) Should a Participant’s continuous employment with the Company terminate for any reason other than death, Disability, Retirement, or Involuntary Termination Without Cause during a Performance Period, the Participant’s right to receive an Actual Award for such period will be forfeited by the Participant.

(b) Should a Participant’s continuous employment with the Company terminate for any reason other than death, Disability, Retirement, or Involuntary Termination Without Cause during a Restriction Period, the Participant’s right to receive payments of his or her outstanding Performance Shares will be forfeited by the Participant.

(c) Should a Participant die, become Disabled, Retire, or have his or her employment Involuntarily Terminated Without Cause during the Performance Period, the Participant (or the Participant’s beneficiary in the case of a deceased Participant) will be entitled to receive an Actual Award at the end of the Performance Period determined on a pro rata basis according to the number of months of the Performance Period actually worked while being a Participant in the Plan.

(d) Should a Participant die, become Disabled, Retire, or have his or her employment Involuntarily Terminated Without Cause during a Restriction Period, the Participant (or the Participant’s beneficiary in the case of a deceased Participant) will receive a distribution of Common Stock equal to the total number of Performance Shares then credited to the Participant. If any Common Stock to be distributed is subject to any re-sale restriction under the federal securities laws at the time of distribution, cash rather than the restricted Common Stock shall be paid and the amount of such payment shall be determined by multiplying the Participant’s Performance Shares by the closing per share value of the Common Stock on the New York Stock Exchange on the date of such event or the last trading day on the Exchange before such event. Payment of Common Stock or cash shall occur within a reasonable period (as determined by the Committee) following the date of the Participant’s death, Disability, Retirement, Disability, or Involuntary Termination Without Cause.

A Participant shall have the right to designate any person as his or her Beneficiary to whom benefits determined under Plan Section 8(c) and the preceding paragraph (“Death Benefits”) shall be paid in the event of the Participant’s death prior to the total distribution of his/her Death Benefits. If greater than 50 percent of the Death Benefits is designated to a beneficiary other than the Participant’s lawful spouse, such beneficiary designation must be consented to by the Participant’s lawful spouse. Each beneficiary designation must be in written form prescribed by the Committee and will be effective only when filed with the Committee, or its designee, during the Participant’s lifetime.

A Participant may change a beneficiary designation, subject to spousal consent under the preceding paragraph, by filing a new beneficiary designation with the Committee or its designee. The filing of a new beneficiary designation form will cancel all beneficiary designations previously filed. The Committee shall be entitled to rely on the beneficiary designation last filed by the Participant prior to his/her death. Any payment made in accordance with such designation shall fully discharge the Company from all further obligations with respect to the amount of such payments.

If a beneficiary entitled to receive benefits under the Plan is a minor or a person declared incompetent, the Committee may direct payment of such benefits to the guardian or legal representative of such minor or incompetent person. The Committee may require proof of incompetency, minority or guardianship as it may deem appropriate prior to distribution of any Death Benefits. Such distribution shall completely discharge the Committee and the Company from all liability with respect to such payments.

If no beneficiary designation is in effect at the time of the Participant’s death, or if the named beneficiary predeceased the Participant, then the beneficiary shall be: (1) the surviving lawful spouse; (2) if there is no surviving lawful spouse, then Participant’s issue per stirpes; or (3) if no surviving lawful spouse or issue, then Participant’s estate.

(e) If a Participant changes jobs with the Company during the course of a Performance Period and his or her new job has a different Incentive Award Opportunity under the Plan, the Participant’s Incentive Award Opportunity for the Performance Period shall be the sum of the products obtained by multiplying (i) the percentage of the full Performance Period spent in each job by (ii) the Incentive Award Opportunity for each such job. In special circumstances, which the Committee may identify from time to time, the Participant may be assigned for the full Performance Period the Incentive Award Opportunity that corresponds to any one of the jobs held by the Participant during the Performance Period rather than combining partial Incentive Award Opportunities for the jobs.

(f) Should a Key Employee become eligible to participate in the Plan after the beginning of a Performance Period, the Participant will be entitled to an Incentive Award Opportunity on the basis of the number of months of the full Performance Period the Key Employee is a Participant in the Plan.

9. Changes in Capital Structure and Other Events

(a) Notwithstanding anything in the Plan to the contrary, upon dissolution or liquidation of the Company (or upon a reorganization, merger, or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation), or upon the sale of all or substantially all of the assets of the Company, Performance Shares then outstanding under the Plan will, within a reasonable time period following such change, be determined by the Committee and settled and paid on the basis of the amount, and other terms, as determined by the Committee, unless provisions are made for the continuance of the Plan and the assumption or the substitution of such Performance Shares with new awards by such successor employer corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of units, prices, and Performance Share values.

(b) All determinations, decisions, and adjustments made by the Committee pursuant to Plan Section 9(a) will be final, binding, and conclusive. No fractional interest will be issued under the Plan on account of such adjustments.

(c) In the event (i) a report on Schedule 13D is filed with the Securities and Exchange Commission pursuant to Section 13(d) of the Securities Exchange Act of 1934 (referred to as the “Act”) disclosing that any “person” (as defined in Section 13(d) of the Act) other than the Company or one of its subsidiaries or an employee benefit plan sponsored by the Company or one of its subsidiaries is the beneficial owner, directly or indirectly, of twenty percent (20%) or more of the combined voting power of the then outstanding securities of the Company; (ii) any “person” (as defined in Section 13(d) of the Act) other than the Company or one of its subsidiaries, or an employee benefit plan sponsored by the Company or one of its subsidiaries shall purchase securities pursuant to a tender offer or exchange offer to acquire any Common Stock of the Company (or securities convertible in Common Stock) for cash, securities, or any other consideration, provided that after the consummation of the offer, the person in question is the “beneficial owner” (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, of twenty percent (20%) or more of the combined voting power of the then outstanding securities of the Company (as determined under paragraph (d) of Rule 13d-3 under the Act, in the case of rights to acquire Common Stock); (iii) the stockholders of the Company shall approve(a) any consolidation or merger of the Company (1) in which the Company is not the continuing or surviving corporation, (2) pursuant to which shares of Common Stock of the Company would be converted into cash, securities, or other property, and (3) with a corporation that prior to such consolidation or merger owned twenty percent (20%) or more of the cumulative voting power of the then outstanding securities of the corporation; or (b) any sale, lease, exchange, or other transfer (in one transaction or a series of transactions) of all or substantially all of the assets of the Company; or (iv) there shall have been a change in the majority of the Board of the Company within a 12-month period, unless the election or nomination for election by the Company’s stockholders of each director during the 12-month period was approved by the vote of two-thirds (2/3) of the directors then in office who were directors at the beginning of such 12-month period, the Committee may in its sole and absolute discretion, without obtaining stockholder approval, at the time of any one or more of the foregoing actions, to the extent permitted in Plan Section 7, with respect to all Participants:

(i) Accelerate the settlement dates of some or all outstanding Performance Shares;

(ii) Make any other adjustments or amendments to the Plan and outstanding Incentive Award Opportunities and Performance Shares that are consistent with the terms of the transaction; or

(iii) Substitute new Incentive Award Opportunities.

10. Provisions Regarding Withholding Taxes

(a) The Committee may require a Participant receiving Common Stock upon conversion of Performance Shares awarded hereunder to reimburse the Company for any taxes required by any government to be withheld or otherwise deducted and paid by the Company in respect of the issuance to or disposition of shares by the Participant (a “Taxable Event”). Any payment on account of a tax obligation shall be in a form acceptable to the Committee. If upon the occurrence of a Taxable Event the Participant does not, in the time required by law or designated by the Committee, reimburse the Company for taxes as provided for above: (i) the Company shall have the right to withhold some or all of the amount of such taxes from any other sums due or to become due from the Company to the Participant upon such terms and conditions as the Committee shall prescribe, and (ii) the Company may satisfy some or all of the tax obligation of such Participant by withholding shares of Common Stock acquired by the Participant in the conversion of any Performance Shares and may in the same manner satisfy some or all of any additional tax obligation resulting from such withholding.

(b) At any time that the Company becomes subject to a withholding obligation under applicable law with respect to the conversion of Performance Shares, a Participant may elect to satisfy, in whole or in part, the Participant’s related estimated personal tax liabilities by directing the Company to withhold from the shares of Common Stock issuable in the related conversion of Performance Shares either (i) a specific percentage of shares, (ii) a specific number of shares, or (iii) shares having a specific value, in each case with a value not in excess of such estimated tax liabilities. Such an election shall be irrevocable. The shares of Common Stock withheld in payment shall be valued at their fair market value on the date that the withholding obligation arises (the “Tax Date”). The Committee may disapprove any election, suspend or terminate the right to make elections or provide that the right to make elections shall not apply to particular conversions. The Committee may impose any other conditions or restrictions on the right to make an election as it shall deem appropriate.

11. Provisions Applicable to Common Stock

(a) If at any time the Board shall determine in its discretion that the listing, registration or qualification upon any national securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the sale, purchase, issuance or delivery of Common Stock under the Plan, no Common Stock shall be sold, purchased, issued or delivered, as the case may be, unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Board.

(b) Except as hereafter provided and if so required by the Committee, the recipient of any Performance Share award shall, upon receipt of any shares of Common Stock due to the Award Conversion of Performance Shares represented by the award, execute and deliver to the Company a written statement, in form satisfactory to the Company, in which such Participant represents and warrants that such Participant is acquiring the shares for such Participant’s own account, for investment only and not with a view to the resale or distribution thereof, and agrees that any subsequent offer for sale or distribution of any such shares of Common Stock shall be made only pursuant to either (a) a Registration Statement on an appropriate form under the Securities Act of 1933, as amended (the “Securities Act”), which Registration Statement has become effective and is current with regard to the shares of Common Stock being offered or sold, or (b) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption the holder or recipient shall, if required by the Company, prior to any offer for sale or sale of such shares, obtain a favorable written opinion, in form and substance satisfactory to the Company, from counsel for or approved by the Company, as to the applicability of such exemption thereto. The foregoing restriction shall not apply to (i) issuances by the Company so long as the shares being acquired are registered under the Securities Act and a prospectus in respect thereof is current or (ii) reofferings of shares by affiliates of the Company (as defined in Rule 405 or any successor rule or regulation promulgated under the Securities Act) if the shares being reoffered are registered under the Securities Act and a prospectus in respect thereof is current.

(c) The Company may endorse such legend or legends upon the certificates for shares of Common Stock issued upon conversion of Performance Shares made hereunder and may issue such “stop transfer” instructions to its transfer agent in respect of such shares as, in its discretion, it determines to be necessary or appropriate to (i) prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act, or (ii) implement the provisions of the Plan and any agreement between the Company and the Participant.

(d) The Company shall pay issue taxes with respect to the issuance of shares of Common Stock upon conversion of Performance Shares, as well as all fees and expenses necessarily incurred by the Company in connection with such issuance.

(e) The maximum number of shares of Common Stock that may be issued pursuant to the Plan shall not exceed a total of 1,200,000 shares, without further shareholder approval.

12. Effective Date; Stockholder Approval

The Plan became effective upon adoption by the Board in 1993 and was approved by shareholders at the 1994 and 2002 Annual Meetings. If the continuation of the Plan is not approved by shareholders of Southwest Gas Corporation at the 2004 Annual Meeting, all Performance Shares awarded through the Plan shall, when otherwise payable under the Plan, be converted into cash, as provided for in Section 7(f).

13. Amendment and Termination of the Plan

The Board at any time and from time to time may, without prior notice to Participants, suspend, terminate, modify, or amend the Plan. Except as otherwise provided for in Plan Sections 5, 6, 7, 8 and 9, no suspension, termination, modification, or amendment of the plan may adversely affect any award previously granted, unless the written consent of the Participant is obtained. Notwithstanding the authority granted to the Board herein, if the shareholders of Southwest Gas Corporation have approved this Plan as contemplated in Plan Section 12 above, no amendment to the Performance Share provisions of this Plan shall become effective without shareholder approval if, as to executive officer Participants, such amendment would:

(i) materially increase the benefits accruing to such Participants under the Plan;

(ii) materially increase the number of Performance Shares which may be issued to such Participants under the Plan; or

(iii) materially modify the requirements as to eligibility for executive participation in the Plan.

14. Benefit Claims Procedure

(a) Any claim for money or stock awards under the Plan shall be made in writing to the Committee. If such claim is wholly or partially denied, the Committee shall, within ninety (90) days after receipt of the claim, notify the Participant or Beneficiary of the denial of the claim. Such notice of denial shall (i) be in writing, (ii) be written in a manner calculated to be understood by the Participant or Beneficiary, and (iii) contain the specific reason or reasons for denial of the claim, a specific reference to the pertinent Plan provisions upon which the denial is based, a description of any additional material or information necessary to perfect the claim, along with an explanation of why such material or information is necessary, and an explanation of the claim review procedure. The ninety (90) day period may, under special circumstances, be extended up to an additional ninety (90) days upon written notice of such extension to the Participant or Beneficiary which notice shall specify the special circumstances and the extended date of the decision. Notice of extension must be given prior to expiration of the initial ninety (90) day period. If notice of decision is given within the periods specified above, the claim shall, on the last day of the notice period, be deemed to have been denied and the Participant or Beneficiary may file a request for review as provided in the next paragraph.

(b) Within sixty (60) days after the receipt of the decision denying a claim (or the occurrence of the date that a claim is deemed denied) by the Participant or Beneficiary, the Participant or Beneficiary may file a written request with the Committee that it conduct a full and fair review of the denial of the claim. The Participant or Beneficiary or his or her duly authorized representative may review pertinent documents and submit issues and comments in writing to the Committee in connection with the review.

(c) The Committee shall deliver to the Participant or Beneficiary a written decision on the review of the denial within sixty (60) days after receipt of the aforesaid request for review, except that if there are special circumstances (such as the need to hold a hearing, if necessary) which require an extension of time for processing, the aforesaid sixty (60) day period shall, upon written notice to the Participant or Beneficiary be extended an additional sixty (60) days. Such decision shall (i) be in writing, (ii) be written in a manner calculated to be understood by the Participant or Beneficiary, (iii) include the specific reason or reasons for the decision, and (iv) contain a specific reference to the pertinent Plan provisions upon which the decision is based. If the decision on review is not delivered to the Participant or Beneficiary within the periods specified, the claim shall be considered denied on the last day of the review period.

(d) Upon a Participant or Beneficiary filing a claim, the Committee shall notify the party filing of the claim and review procedure including the time periods involved.

15. General Provisions

(a) Nothing in this Plan or in any award granted pursuant hereto shall confer on an individual any right to continue in the employ of the company or any of its subsidiaries or interfere in any way with the right of the Company or any such subsidiary to terminate any employment.

(b) Upon its adoption by the Board, this Plan shall replace the existing Southwest Gas Corporation Management Incentive Plan with respect to periods commencing January 1, 2004.

(c) Awards granted under the Plan shall not be transferable otherwise than as provided for in Plan Section 8(d), by will or by the laws of descent and distribution, and awards may be realized during the lifetime of the Participant only by the Participant or by his guardian or legal representative.

(d) The section and subsection heading are contained herein for convenience only and shall not affect the construction hereof.

(e) A Participant’s rights to Performance Shares and other Plan benefits represent rights to merely an unfunded and unsecured promise of a future payment of money or property. A participant shall look only to the Company for the payment of Performance Shares and other Plan benefits and such shares and benefits shall, until paid, be subject to the claims of Company creditors. A Participant’s rights under the Plan shall be only that of an unsecured general creditor of the Company.

IN WITNESS WHEREOF Southwest Gas Corporation has caused this Plan to be executed this 20th day of January, 2004.

SOUTHWEST GAS CORPORATION

By	/s/ MICHAEL O. MAFFIE
Michael O. Maffie
Chief Executive Officer

Appendix B

AUDIT COMMITTEE CHARTER

SOUTHWEST GAS CORPORATION

AUDIT COMMITTEE CHARTER

SOUTHWEST GAS CORPORATION

I. Authority and Purpose

The Audit Committee (the “Committee”) is appointed by the Board of Directors (the “Board”) to (i) be responsible for the appointment, compensation, and oversight of the work of the independent auditors and the audit process, (ii) assist the Board in fulfilling their oversight responsibility by reviewing the financial information provided to shareholders and others, and the system of internal controls which management and the Board have established and (iii) to produce an annual audit committee report for inclusion in the Company’s proxy statement, in accordance with applicable rules and regulations. In meeting these responsibilities, the Committee will meet separately and periodically with the independent auditors, the internal auditors, and the financial management of the Company, and maintain effective lines of communication involving accounting matters affecting the Company.

II. Committee Membership

The Committee shall be composed of a minimum of three directors who are financially literate and independent of management and free of any relationship with the Company. The Committee members must meet the standards for “independence” established by the Securities and Exchange Commission (“SEC”) and the New York Stock Exchange (“NYSE”), with at least one member satisfying the “audit committee financial expert” requirements imposed by the SEC. Further, no Committee member will be permitted to serve simultaneously on the audit committee of more than three public companies (including the Company).

Committee members shall be elected by the Board and shall serve until their successors shall be duly elected and qualified. If any Committee member resigns or ceases to be a director of the Company, the vacancy shall be filled by the Board. Committee members may be removed at any time by vote of the Board.

Compensation from the Company for Committee members shall be limited to: (i) director’s fees consisting of all forms of compensation paid to Board members for service as a director or member of any Board Committee; and (ii) pension payments or other deferred compensation from the Company provided that such compensation is not in any way contingent on continued service on the Board.

III. Structure and Meetings

The Committee shall conduct its business in accordance with this Charter, the Company’s Bylaws and any direction by the Board.

The Committee Chairperson shall be designated by the Board, or, if it does not do so, the Committee members shall elect a Chairperson by a vote of the majority of the full Committee. The Committee Chairperson may be removed at any time by vote of the Board.

The Committee shall meet at least four times each year. The Chairperson of the Board of Directors, the Chief Executive Officer (CEO) or other officer acting on his or her behalf, the Chairperson of the Committee or any two members of the Committee may call meetings of the Committee upon such notice as is required for special Board meetings in accordance with the Company’s Bylaws. A majority of the Committee, but not less than two members shall constitute a quorum for the transaction of business. Unless the Committee by resolution determines otherwise, any action required or permitted to be taken by the Committee may be taken without a meeting if all members of the Committee consent thereto in writing and the writing or writings are filed with the minutes of the proceedings of the Committee. Members of the Committee may participate in a meeting through use of telephone conferencing or similar communications equipment, so long as all members participating in such meeting can hear one another, and such participation shall constitute presence in person at such meeting.

The Committee Chairperson will preside at each meeting and, in consultation with the other members of the Committee, the CEO, and other members of senior management, will set the frequency and length of each meeting and the agenda of items to be addressed at each meeting. The Chairperson of the Committee (or other member designated by the Chairperson or the Committee in the Chairperson’s absence) shall ensure that the agenda for each meeting is circulated to each Committee member in advance of the meeting. The Chairperson of the Committee (or other member designated by the Chairperson or the Committee in the Chairperson’s absence) shall regularly report to the full Board on its proceedings and any actions that the Committee takes. The Committee will maintain written minutes of its meetings, which minutes will be maintained with the books and records of the Company.

The Committee shall have the authority to retain legal, accounting, or other consultants to advise the Committee. As necessary or desirable, the Chairperson of the Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditors to attend meetings of the Committee or to meet any members of, or consultants to, the Committee.

The Committee may form and delegate authority to subcommittees, consisting of Committee members, when appropriate.

IV. Committee Authority and Responsibility

The Committee will fulfill these responsibilities by performing the following activities:

a. Engagement

1. Engage, subject to shareholder ratification, the Company’s independent auditors. As part of the engagement process, the Committee shall pre-approve independent auditors’ fees, the scope and timing of their audit of the Company’s financial statements and all other audit, audit-related, tax and other services they may provide. Services provided by the independent auditors can be explicitly approved or approved pursuant to defined pre-approval policies and procedures. The independent auditors are accountable to the Committee.

2. Delegate to one or more members of the Committee the authority to pre-approve any audit, audit-related, tax and other services not identified in the Committee Pre-Approval Policy to be provided by the independent auditors. Such pre-approvals shall be reviewed with the Committee at the next Committee meeting.

3. Obtain and review with the independent auditors, at least annually, their written report to the Committee describing: (i) the audit firm’s internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the audit firm, and any steps taken to deal with any such issues; and (iii) all relationships between the independent auditors and the Company for the purpose of determining whether such relationships may reasonably be thought to impact their objectivity and independence and take appropriate action in response to such review to satisfy the Committee of the auditors’ independence.

b. Financial Reporting

1. Review the adequacy of policies and procedures that govern the process for earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

2. Review with the independent auditors and with management the annual audited financial statements and the quarterly financial statements. It is anticipated that these discussions will include quality of earnings, review of reserves and accruals, consideration of the suitability of accounting principles, review of highly judgmental areas, audit adjustments whether or not recorded, events that will have a material current or future effect on the Company’s financial condition, and other significant financial reporting issues and judgments made in connection with the preparation of the financial statements.

3. Ascertain whether the independent auditors were restricted in performing their examination of the Company’s financial statements and review disagreements, if any, between management and the independent auditors.

4. Review with the independent auditors all critical accounting policies and practices, and all alternative treatments of financial information within generally accepted accounting principles that were discussed with management, the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors.

5. Review with the Company’s General Counsel legal matters that may have a material impact on the financial statements and any material reports or inquiries received from regulators or government agencies.

6. Review with the independent auditors and management any new or contemplated changes in accounting policies and accounting, reporting, and auditing standards announced by regulatory and professional bodies.

7. Review with the independent auditors all material written communications between the independent auditors and management such as a management letter or the schedule of unadjusted differences.

c. Controls

1. Review with the independent auditors their perception of the Company’s accounting personnel and compliance by the Internal Audit Department with the Standards for the Professional Practice of Internal Auditing.

2. Review with management the Company’s major financial and other risk exposures and the steps management has taken to monitor and control such exposures.

3. Review with the independent auditors, management, and the internal auditors (individually, jointly, and on a periodic basis): (i) policies and procedures with respect to internal controls (i.e., the abilities to record, process, summarize, and report financial data and any material weaknesses in such controls); (ii) material fraud and any fraud, whether or not material, involving management or other employees who have a significant role with respect to such controls; and (iii) compliance with applicable laws and regulations. The review with the independent auditors will also address any sensitive or unsupported transactions, material errors, or other irregularities as a result of their audit procedures.

4. Review with the Company’s Director of Internal Audit the annual Internal Audit Plan and the results of internal audit activity, including significant reports to management prepared by the Internal Audit Department and management’s responses thereto.

d. General Matters

1. Ensure the adequacy of the policies and procedures for the hiring of employees or former employees of the independent auditor.

2. Ensure the adequacy of the policies and procedures for: (i) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company regarding questionable accounting or auditing matters.

3. Evaluate at least annually the adequacy of this Charter and recommend any changes to the Board for approval.

4. Evaluate annually the performance of the Committee with respect to the Charter and report the evaluation results to the Board.

5. Perform other oversight functions as requested by the Board.

V. Limitations on Responsibilities

While the Committee has the responsibilities and powers set forth in this Charter, it is management’s responsibility for the Company’s internal controls and the financial reporting process. The Company’s independent accountants are responsible for performing an independent audit of the Company’s financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The role and responsibilities of the Committee are to monitor and oversee these processes as set forth in this Charter. Further, nothing contained in this Charter is intended to alter or impair the operation of the “business judgment rule,” as interpreted by the courts under the California Corporations Code, or the rights of the Committee members to rely, in discharging their duties and responsibilities, on the records of the Company and on other information presented to the Committee, Board or Company by its officers or employees or by outside experts and advisors.

VI. Reports

The Committee shall submit minutes of all meetings of the Committee to, or review the matters discussed at each Committee meeting with, the Board. The Committee shall also report annually to the Board that it has reviewed and discussed the Company’s audited financial statements with the independent auditors and management and is in the position to recommend to the Board of Directors whether the audited financial statements should be included in the Company’s annual report on Form 10-K for the year then-ended. Such recommendation will be included in the Committee’s report in the Company’s proxy statement for its annual meeting of shareholders, which will also address whether the Committee has satisfied its responsibilities during the prior year in compliance with its charter. In addition, the Committee shall disclose on a triennial basis this Charter in the Company’s annual proxy statement. Further, the Committee shall ensure that the Company submits a written affirmation form annually, or whenever the composition of the Committee changes, to the NYSE asserting that the Committee meets the requirements as outlined in Section 303 of the NYSE Listed Company Manual.

The Board of Directors recommends a vote FOR the Nominees and Proposals 2 and 3.

1. VOTE BY TELEPHONE

««QUICK««EASY««IMMEDIATE««Call toll-free 1-800-660-7809 ANYTIME until midnight on May 5, 2004. There is NO CHARGE to you for this call.

•	Option A: To vote as the Board of Directors recommends on ALL proposals: Press 1.

•	Option B: If you choose to vote on each proposal separately, Press 0. You will hear these instructions:
Item 1:	To vote for ALL nominees, Press 1; to WITHHOLD FOR ALL nominees, Press 9; to WITHHOLD FOR AN INDIVIDUAL nominee, Press 0 and listen to the instructions.

Item 2:	To vote FOR, Press 1; AGAINST, Press 9; ABSTAIN, Press 0. When asked, you must confirm your vote by pressing 1.

Item 3:	To vote FOR, Press 1; AGAINST, Press 9; ABSTAIN, Press 0. When asked, you must confirm your vote by pressing 1.

2. VOTE BY INTERNET

Our Internet Address is : www.proxyvoting.com/swg

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. There is no need to mail back your proxy card.

3. VOTE BY MAIL

Mark, sign and date your Proxy card and return promptly in the enclosed envelope.

¯    Please detach here to Vote by Mail    ¯

The Board of Directors Recommends a Vote FOR the Nominees.

1. ELECTION OF DIRECTORS

01 George C. Biehl	02 Thomas E. Chestnut	03 Manuel J. Cortez	04 Richard M. Gardner
05 LeRoy C. Hanneman, Jr.	06 Thomas Y Hartley	07 James J. Kropid	08 Michael O. Maffie
09 Michael J. Melarkey	10 Carolyn M. Sparks	11 Terrence L. Wright

☐  FOR ALL     ☐  FOR ALL EXCEPT * [                                           ]    ☐  WITHHOLD AUTHORITY FOR ALL

* Note:	To withhold authority to vote for a particular nominee, mark the FOR ALL EXCEPT Box and enter the number next to the name(s) of the exceptions in the space provided. Unless authority to vote for all the foregoing nominees is withheld, this proxy will be deemed to confer authority to vote for every nominee whose name is not listed.

The Board of Directors Recommends a Vote FOR this Proposal.

2. To APPROVE the Amended and Restated Management Incentive Plan.

☐  FOR                    ☐  AGAINST                    ☐  ABSTAIN

The Board of Directors Recommends a Vote FOR this Proposal.

3. To APPROVE the selection of PricewaterhouseCoopers LLP as independent public accountants of the Company.

☐  FOR                    ☐  AGAINST                    ☐  ABSTAIN

(IMPORTANT—SIGNATURE REQUIRED ON REVERSE SIDE)

SOUTHWEST GAS CORPORATION

PROXY SOLICITED BY THE BOARD OF DIRECTORS

ANNUAL MEETING OF SHAREHOLDERS

To be Held Thursday, May 6, 2004

at 10:00 a.m. Pacific Daylight Time

RIO PAVILION CONVENTION CENTER

Rio All-Suite Casino Resort

3700 West Flamingo Road

Las Vegas, Nevada

You can vote in one of three ways.

1.	Call toll-free 1-800-660-7809 on a touch-tone telephone and follow the instructions on the reverse side. There is NO CHARGE to you for this call.

2.	Vote by Internet at our Internet Address: www.proxyvoting.com/swg

3.	Mark, sign and date your Proxy Card below and return it promptly in the enclosed envelope.

May 5, 2004 is the last day to vote your proxy by telephone or the Internet.

¯    Please detach here to Vote by Mail    ¯

PROXY

The undersigned hereby revokes all previously granted proxies and appoints Thomas Y. Hartley and Terrence L. Wright as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated by telephone, the Internet or by mail, all the shares of common stock of the undersigned at the Annual Meeting of Shareholders, and at any adjournments thereof; and at their discretion, with authorization to vote such shares on any other matters as may properly come before the meeting or any adjournments thereof.

This proxy will be voted in the manner directed by the shareholder(s). If no direction is made by telephone, the Internet or by mail, this proxy will be voted FOR the Nominees (Proposal 1) and Proposals 2 and 3. Further, if cumulative voting rights for the election of directors (Proposal 1) are exercised at the meeting, the Proxies, unless otherwise instructed, will cumulatively vote their shares as provided for in the Proxy Statement.

Dated: , 2004

(Signature)

(Signature, if held jointly)

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.